As filed with the Securities and Exchange Commission on Registration #333-130366, on June 7, 2007

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

Form SB-2

Registration Statement

Under

The Securities Act of 1933

MotivNation, Inc.

(Name of small business issuer in its charter)

Nevada	3711	82-6008492
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

18101 Von Karman Avenue, Suite 330, Irvine, CA	92612
(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

George Lefevre

Chief Executive Officer

MotivNation, Inc.

18101 Von Karman Ave. Ste. 330

Irvine, CA 92612

(888) 258-6458

(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.

Naccarato & Associates

18301 Von Karman Avenue, Suite 430

Irvine, California 92612

(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share (2)	Proceeds to MOVT	Amount of registration fee
Common stock, $.01 par value issuable upon conversion of Convertible Notes	10,000,000 (3)	$0.40	$4,000,000			$ 428.00
Shares underlying Warrants	2,500,000 (4)			$1.50	$3,750,000	$ 401.25

Total Registration Fee	12,500,000					$ 829.25 (*)

(*)	Previously paid

(1)

Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debentures the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Includes a good faith estimate of the shares underlying the $2,000,000 in convertible notes accounting for market fluctuations.

(4)	Common stock issuable upon the exercise of warrants issued in relation to the funding.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of

1933, as amended, or until the registration statement shall become effective on such date as the Securities and

Exchange Commission acting pursuant to said section 8(a) determines.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED June 7 , 2007

MotivNation, Inc.

12,500,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 12,500,000 shares of MotivNation, Inc., (“MOVT”) common stock, including up to 10,000,000 shares of common stock underlying convertible notes in a principal amount of $2,000,000 and up to 2,500,000 shares of common stock issuable upon the exercise of common stock purchase warrants at $1.50 a share. The convertible notes are basically convertible into common stock at 50% of the average of the three lowest intraday trading prices of the common stock on the principal market for the twenty trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. These selling stockholders may be deemed underwriters of the shares of common stock which they are offering within the meaning of Section 2(a)(11) of the Securities Act. We will pay the expenses of registering these shares.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted on the Over-The-Counter Bulletin Board under the symbol "MOVT.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June xx, 2007, was $.013.

There were 4,100,000 shares issued under the original prospectus on or before October 2006.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled “Risk Factors” and the section entitled “Financial Statements”.

Unless otherwise indicated, this Prospectus assumes that any of our outstanding options or warrants has not been exercised into shares of our Common Stock.

MotivNation, Inc.

MotivNation, Inc. provides a full range of services through our business divisions that cater to the automotive, motorcycle, and armor protecting market. These services include the sale, manufacture, converting, customization, restoration, painting, repair and installation of accessories and parts. The business divisions of MotivNation are comprised of Damon’s and TrixMotive. Damon's is in the business of customizing motorcycles and automobiles. TrixMotive is in the business of converting automobile chassis into stretched limousines and other specialized automotives.

Our target clients fall into two categories: the individual custom automotive enthusiast or collectors of the “one of a kind” custom motorcycle and auto creations, and those of local fabricators, custom shops, and Original Equipment Manufacturers. Our primary market is the latter of two listed and these customers buy materials, supplies, and finished parts for their work in serving the growing market of custom or modified automobile and motorcycle creations. In addition to distributing several lines of materials and equipment, we plan to provide training through independent dealers and our own distribution infrastructure to our primary market clientele.

The services we provide vary based on the client type.

•

Products and services provided to individual retail clients are sold directly to our retail clients and include restoration work, finish and paint for motorcycles and automobiles as well as signature paint and design applied to non automotive personal property.

•

Products and services for independent dealers are sold directly to dealers and include custom and signature finish and design work on a dealer’s own restoration or manufactured work. Dealer products and services also include consultative work in the preparation of signature paint blends, techniques and design advice related to the dealer’s own project.

•

Products and services for original equipment manufacturers include signature design and fabrication for manufactured parts and accessories which are part of a “designer” or “signature” series of products or design themes. These products and services are sold directly to the original equipment manufacturer.

Our manufacturing operations consist of in-house production of components and parts, assembly and finishing of components, painting, conversion and assembly of motorcycles and automobiles, and quality control, which includes performance testing of finished products under running conditions. The custom design, fabrication, finish and paint processes are moved into and out of each aspect of the manufacturing process.

We offer various products and services depending on which client we are catering to. For our individual retail clients we offer products and services direct and include restoration work, finish and paint for motorcycles and automobiles as well as signature paint and design applied to non automotive personal property. For our independent dealers we offer products and services direct to the dealers which include custom and signature finish and design work on a dealer’s own restoration or manufactured work. We also offer consultative work in the preparation of signature paints blends, techniques, and design advice related to the dealer’s own project. For our original equipment manufacturers we offer services and products that include signature design and fabrication for manufactured parts and accessories, which are a party of a “designer” or “signature” series of products or design themes. These products and services are also sold direct to the original equipment manufacturers.

For the three months ended March 31, 2007, we generated revenues in the amount of $648,312 and a net loss of $394,499. In addition, for the year ended December 31, 2006, we generated revenue in the amount of $2,329,507 and a net loss of $3,683,176. Our accumulated deficit for the year ended December 31, 2006 was ($6,410,692).

Revenues are reported and tracked on a consolidated basis.

MOVT has 29 full-time employees, including 24 in production staff and 5 in sales and administration.

Our principal offices are located at 18101 Von Karman Avenue, Suite 330, California 92612, and our telephone number is (888) 798-8100. We are a Nevada corporation.

The Offering

Securities Offered...................................................

Up to 12,500,000 (1) shares including i) up to 10,000,000 shares of common stock underlying convertible debentures in the aggregate amount of $2,000,000 and ii) 2,500,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $1.50 per share (includes a good faith estimate of the shares underlying convertible debentures and shares underlying warrants to account for market fluctuations, and antidilution and price protection adjustments respectively).

Common Stock Outstanding after the offering.......	Up to 15,540,158 shares

Offering Price.............................................	The selling shareholders can sell the shares at any price.

Use of Proceeds............................................

This prospectus relates to shares of MotivNation, Inc.’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock.....................

Our Common Stock trades on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "MOVT". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

(1)

The above information regarding common stock to be outstanding after the offering is based on 7,140,158 shares of common stock outstanding as of May 30, 2007 and assumes the subsequent conversion of our issued convertible notes and exercise of warrants by our selling stockholders. There were 4,100,000 shares issued under the original prospectus on or before October 2006.

The debentures bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock at 50% of the average of the three lowest intraday trading prices for the common stock on its principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted.

The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. See the "Selling Stockholder" and "Risk Factor" sections for a complete description of the convertible debentures.

RISK FACTORS

An investment in shares of MOVT’s Common Stock involves a high degree of risk. You should carefully consider the following information which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy MOVT’s common stock. If any of the following risks actually occur, MOVT’s business would likely suffer. In these circumstances, the market price of MOVT’s common stock could decline, and you may lose all or part of your investment.

Risks related to Our Business and Our Marketplace

We are a relatively young company with a minimal operating history and therefore cannot guarantee our continued existence.

Since we were a non-operating company for many years prior to our acquisition of Damon’s in May of 2004 and it is difficult to evaluate our business and prospects. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment. Since our acquisition and reorganization in May 2004 and our change of business direction, we have acquired the assets of a growing industry. However, our future operating results will depend on many factors, including the ability to generate sustained and increased demand and acceptance of our products, the level of our competition, and our ability to attract and maintain key management and employees. While management believes its estimates of projected occurrences and events are within the timetable of its business plan, there can be no guarantees or assurances that the results anticipated will occur.

In addition, as a result of our limited operating history, our historical and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cease our business operations.

We have not achieved profitability on an annual basis and expect to continue to incur net losses in future quarters.

If we do not achieve profitability, our business may not grow or continue to operate. In order to become profitable, we must increase our revenues and/or decrease expenses. We may not be able to increase or even maintain our revenues, and we may not achieve sufficient revenues or profitability in any future period. We recorded a net loss of $3,683,176 for the year ended December 31, 2006, and have an accumulated deficit of $6,410,692. For the three months ending March 31, 2007 we recorded a net loss of $394,499 and an accumulated deficit of $6,807,591. We could incur net losses for the foreseeable future. We will need to generate additional revenues from the sales of our products or take steps to reduce operating costs to achieve and maintain profitability. Even if we are able to increase revenues, we may experience price competition that will lower our gross margins and our profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We may require additional funds to operate in accordance with our business plan.

We may not be able to obtain additional funds that we may require. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. Our operations have been financed to date through debt and sales of our equity. We believe our estimated cash flow from operations will be sufficient to satisfy our contemplated cash requirements for our current proposed plans and assumptions relating to our operations for approximately 6 months.

If unanticipated expenses, problems, and unforeseen business difficulties occur, which result in material delays, we will not be able to operate within our budget. If we do not achieve our internally projected sales revenues and earnings, we will not be able to operate within our budget. If we do not operate within our budget, we will require additional funds to continue our business. If we are unsuccessful in obtaining those funds, we cannot assure you of our ability to generate positive returns to the Company. Further, we may not be able to obtain the additional funds that we require on terms acceptable to us, if at all. We do not currently have any established third-party bank credit arrangements. If the additional funds that we may require are not available to us, we may be required to curtail significantly or to eliminate some or all of our development, manufacturing, or sales and marketing programs.

If we need additional funds, we may seek to obtain them primarily through equity or debt financings. Such additional financing, if available on terms and schedules acceptable to us, if available at all, could result in dilution to our current stockholders and to you. We may also attempt to obtain funds through arrangement with corporate partners or others. Those types of arrangements may require us to relinquish certain rights or resulting products.

Our auditor’s report reflects the fact that we have suffered recurring losses, which raises substantial doubt about our ability to continue as a going concern.

The report of our independent auditors accompanying our financial statements for the year ended December 31, 2006 and previous filings include an explanatory paragraph indicating there is a substantial doubt about our ability to continue as a going concern due to recurring losses. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, and additional debt and/or equity financing. There can be no assurances that these plans will be successful.

We may not be able to compete effectively in markets where our competitors have more available resources.

The motorcycle and automobile customization and accessories market is competitive and there are no substantial barriers to entry. We expect that competition will intensify and that new competitors may enter the market in the future. Increased competition may result in reduced profit margins on our products and services.

In addition, many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than us. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater resources and longer operating histories than us, enables them to engage in substantial advertising and promotion and attract a greater number of customers and business that we currently attract. While this competition is already intense, it could have a material adverse impact on our revenues and profitability if it were to increase.

We are highly dependent on a limited number of key personnel. The loss of these personnel, whose knowledge, leadership, and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are largely dependent on duties performed by the officers of the company George R. Lefevre, Jay Isco, and Leslie McPhail. In addition we are dependent on the co-founder of Damon’s Motorcycle Creations, Richard Perez and the co-founder of Moonlight Industries, David McPhail for specific proprietary technical knowledge and specialized market knowledge. Our intellectual property and our ability to successfully market and distribute our products and services may be at risk from the unanticipated accident, injury, illness, incapacitation, or death of either Mr. Lefevre, Mr. Isco, Ms. McPhail, Mr. Perez, or Mr. McPhail or the loss of other principal design or technical staff. Upon such occurrence, unforeseen expenses, delays, losses, and diminished abilities to deliver signature work that our client’s desire may be encountered. We maintain “key person” life insurance on Mr. Lefevre and Mr. Isco, but do carry insurance on Ms. McPhail, Mr. Perez, and Mr. McPhail.

We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train their replacements which could severely harm our business.

Our success may also depend on our ability to attract and retain other qualified management and sales and marketing personnel. We compete for such persons with other companies and other organizations, some of which have substantially greater capital resources than we do. We cannot give you any assurance that we will be successful in recruiting or retaining personnel of the requisite caliber or in adequate numbers to enable us to conduct our business.

We are subject to federal, state, and local government regulations affecting motorcycles and automotive customization and restoration that may affect our operations.

Our business is subject to certain federal, state and local government regulations, including those of the Environmental Protection Agency ("EPA") and comparable state agencies that regulate emissions of Volatile Organic Compounds ("VOC") and other air contaminants, the Occupational Safety and Health Administration ("OSHA"), and regulations governing the disposal of oil, grease, tires, batteries and the prevention of pollution. Any changes in the laws or regulations imposed on us by these agencies could significantly increase our costs of doing business and could have a very negative effect on our business.

In particular, our business operations and facilities are subject to a number of federal, state and local environmental laws and regulations. These laws, regulations or the nature of our operations may require us to make significant additional capital expenditures to ensure compliance in the future. Our failure to comply with environmental laws could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources.

Our painting operations are subject to air quality management standards and enforcement by The South Coast Air Quality Management District (AQMD). AQMD requires licensing and conducts inspections from time to time relative to vapor as a result of our paint operations. If we were found to require adjustment or replacement of our paint and ventilation equipment as a result of an unfavorable AQMD inspection or suspension or change of our license with AQMD we could risk experiencing an interruption in production that would have a negative impact on revenue and profits.

We may incur material losses as a result of product recall and product liability.

Given the nature of our products and services, we expect that we will be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material impact on our business. A significant product liability judgment against us, or a widespread product recall, could have a material adverse effect on our business, financial condition and results of operations. The government may adopt regulations that could increase our costs or our liabilities.

From time to time we warrant or guarantee the quality of our work for a limited duration and under limited circumstances. If we were to experience an adverse workmanship issue under a warranty or not under a warranty or similar guarantee it could result in a remedy or litigation that would have a negative impact on our revenue and profits.

Our success is dependent upon the popularity of Harley-Davidson Motorcycles and Customized Automotives.

Although our products and services are not limited to Harley-Davidson motorcycles, the success of our business is depended upon the popularity of Harley-Davidson motorcycles, and custom automotives. There can be no assurance, however, that the current popularity of Harley-Davidson motorcycles and custom automotives will continue. If such popularity declines, our business operations may be adversely affected.

We do not own any patents or registered trademarks or trade names, however if we are unable to protect our trade names, we may not be able to compete effectively in our market in the short term.

Our business success will depend materially on our ability to protect our trademarks and trade names, to preserve our trade secrets, and to avoid infringing the proprietary rights of third parties. In general, our proprietary rights will be protected only to the extent that protection is available and to the extent we have the financial and other resources to enforce any rights we hold.

We do not own any patents or registered trademarks or trade names. We may apply for federal and other governmental trademark registrations in the future, but we cannot assure you that any of our trademark applications will result in a registered and protectable trademark. Any registered or unregistered trademarks held or asserted by us may be canceled, infringed, circumvented or declared generic, or determined to be infringing on other marks owned by third parties. We intend to rely upon trade secrets, proprietary know-how and continuing technological innovation to become competitive in our market. We cannot assure you that others may not independently develop the same or similar technologies or otherwise obtain access to our technology and trade secrets.

Costly litigation might be necessary to protect our intellectual property or to determine the scope and validity of third-party proprietary rights. If an adverse outcome in litigation finds that we have infringed on proprietary rights of others, we may be required to pay substantial damages and may have to discontinue use of our products or re-design our products. Any claim of infringement may involve substantial expenditures and divert the time and effort of management.

Risks Relating to Our Common Stock:

We are subject to price volatility due to our operations materially fluctuating.

As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of fiscal year comparisons and our results of operations may not be meaningful. If our results of operations fall below the expectations of investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control such as:

•	Our ability to retain existing customers;
•	Our ability to attract new customers at a steady pace;
•	Our ability to maintain customer satisfaction;
•	The extent to which our products and services gain market acceptance;
•	Introductions of products and services by competitors;
•	Price competition in the markets in which we compete;
•	Our ability to attract, train, and retain skilled management;
•	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and
•	General economic conditions and economic conditions specific to the aftermarket motorcycle and automotive parts, services, and accessories industry.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

Our common stock may be affected by limited trading volume and may fluctuate significantly, which may affect our stockholders' ability to sell shares of our common stock

There has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact stockholders' ability to sell shares of our common stock.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in our common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

We are subject to SEC regulations and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and other trading market rules, are creating uncertainty for public companies.

We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest appropriate resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

DIVIDEND POLICY

We Have Never Paid Dividends on Our Common Stock and You May Never Receive Dividends.

We have not paid any cash dividends on our common stock to date and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

Information About Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Except for our ongoing securities laws, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any or our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	Our ability to distribute, sell, and market our services and products;
•	Our ability to develop and offer new services and products;
•	The performance of our motorcycle and automotive products and accessories;
•	The significant and ongoing funds needed to achieve our production, marketing, and sales objectives;
•	The appeal of our services and products to consumers;
•	Our ability to generate adequate revenue to support our operations;
•	Our ability to maintain positive cash flow resulting from extended periods of monetary responsibility in the form of labor for extensive custom works in progress;
•	The loss or injury of our principal design or technical staff; and
•	Changes in environmental regulation and enforcement relating to our operations, including those governing VOC emissions.

Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of factors set forth in this Form 10-KSB (including those sections hereof incorporated by reference from other filings with the Securities and Exchange Commission), in particular as set forth in the "Management’s Discussion and Analysis".

In this filing references to “MotivNation,” “Company,” “we,” “our,” and/or “us,” refers to MotivNation, Inc.

USE OF PROCEEDS

MOVT will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There are warrants being issued with the current funding. If the warrants were exercised, the maximum proceeds MOVT would receive is $3,750,000. These funds would be used to expand the current operations.

The foregoing represents MOVT’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. MOVT reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol “MOVT”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

	High	Low
	Bid*	Bid*
Year ended December 31, 2005
First quarter	$2.30	$1.10
Second quarter	$1.50	$.80
Third Quarter	$1.70	$.10
Fourth quarter	$3.00	$0.05
Year ended December 31, 2006
First quarter	$0.05	$0.03
Second quarter	$0.06	$0.01
Third quarter	$0.07	$0.01
Fourth quarter	$0.03	$0.01
Year ended December 31, 2007
First quarter	$0.05	$0.02

* Prices have been modified to reflect post split values

To date, the MOVT has not declared or paid dividends on its common stock.

As of March 31, 2007 there were approximately 543 shareholders of record of the MOVT’s Common Stock and 7,045,463 shares of common stock issued and outstanding.

Transfer Agent and Registrar

MOVT’s transfer agent is Fidelity Transfer Company located at 1800 S. West Temple, Suite 301, Salt Lake City, UT 84115

SUMMARY FINANCIAL INFORMATION

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of MOVT and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	Year ended December 31		Three Months Ended March 31,
	2006	2005	2007	2006
	(restated)			(restated)
	(Audited)		(Unaudited)
Total Revenue	$ 2,329,507	$ 3,286,523	$ 648,312	$ 491,903
Total Cost of Sale	2,283,297	2,784,831	633,328	505,292
Gross Margin	46,210	501,692	14,984	(13,389)
Total Operating Expenses	1,847,617	1,618,710	277,703	315,237

Benefit (Provision) for Income Taxes	(2,400)	(2,400)	(2,400)	(2,400)
Other Income (Expenses), net	(1,879,369)	(1,138,393)	(131,780)	(1,574,250)

Net Income (Loss)	$(3,683,176)	$ (2,257,811)	$ (396,899)	$(1,905,276)

Weighted Average Common
Shares Outstanding	5,110,004	1,948,682	7,045,464	2,704,880

Net Income (Loss) Per Share	$ (0.72)	$ (1.16)	$ (0.06)	$ (0.70)

Total Assets	$1,196,906	$ 988,078	$ 1,014,130	$2,207,220
Total Liabilities	$ 5,101,420	$ 1,977,811	$ 1,105,716	$4,854,501
Shareholders’ Equity	$ (3,904,514)	$ (989,733)	$(4,301,413)	$(2,647,281)

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operations

General

Motivation, Inc. (“MOVT”) is engaged in the businesses of: 1) converting automobile chassis into stretched limousines and other specialized automotives; 2) providing a full-range of services that cater to the custom motorcycle and automotive enthusiast, including the sale, manufacture, converting, customization, armor protecting and the installation of custom-built auto and motorcycle parts and accessories; and 3) the restoration, repair, servicing of these vehicles. MOVT specializes in custom paint work for both motorcycles and automobiles. In the retail market, MOVT sells aftermarket motorcycle and automotive parts, accessories, and related apparel.

Our target clients fall into two categories: the individual custom automotive enthusiast or collectors of the “one of a kind” custom motorcycle and auto creations, and those of local fabricators, custom shops, and Original Equipment Manufacturers. Our primary market is the latter of two listed and these customers buy materials, supplies, and finished parts for their work in serving the growing market of custom or modified automobile and motorcycle creations. In addition to distributing several lines of materials and equipment, we plan to provide training through independent dealers and our own distribution infrastructure to our primary market clientele.

The services we provide vary based on the client type.

•

Products and services provided to individual retail clients are sold directly to our retail clients and include restoration work, finish and paint for motorcycles and automobiles as well as signature paint and design applied to non automotive personal property.

•

Products and services for independent dealers are sold directly to dealers and include custom and signature finish and design work on a dealer’s own restoration or manufactured work. Dealer products and services also include consultative work in the preparation of signature paint blends, techniques and design advice related to the dealer’s own project.

•

Products and services for original equipment manufacturers include signature design and fabrication for manufactured parts and accessories which are part of a “designer” or “signature” series of products or design themes. These products and services are sold directly to the original equipment manufacturer.

Our manufacturing operations consist of in-house production of components and parts, assembly and finishing of components, painting, conversion and assembly of motorcycles and automobiles, and quality control, which includes performance testing of finished products under running conditions. The custom design, fabrication, finish and paint processes are moved into and out of each aspect of the manufacturing process.

We offer various products and services depending on which client we are catering to. For our individual retail clients we offer products and services direct and include restoration work, finish and paint for motorcycles and automobiles as well as signature paint and design applied to non automotive personal property. For our independent dealers we offer products and services direct to the dealers which include custom and signature finish and design work on a dealer’s own restoration or manufactured work. We also offer consultative work in the preparation of signature paints blends, techniques, and design advice related to the dealer’s own project. For our original equipment manufacturers we offer services and products that include signature design and fabrication for manufactured parts and accessories, which are a party of a “designer” or “signature” series of products or design themes. These products and services are also sold direct to the original equipment manufacturers.

Application of critical accounting policies and pronouncements

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires us to make estimates and assumptions that affect the reported amounts in our consolidated financial statements including various allowances and reserves for accounts receivable and inventories, the estimated lives of long-lived assets and trademarks and trademark licenses as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. The following summarize our most significant accounting and reporting policies and practices:

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are: (a) the most important to the portrayal of our financial condition and results of operations, and (b) that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Use of estimates: The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires our management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue Recognition: We recognize product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. In instances where the customer specifies final acceptance of the product, revenue is deferred until all acceptance criteria have been met. Service revenue is generally deferred and, in most cases, recognized when the services are performed and completed. Cash payments received in advance of product or service revenue are recorded as deferred revenue. No provisions were established for estimated product returns and allowances based on the Company's historical experience.

Allowance for Doubtful Accounts: We provide an allowance for doubtful accounts that is based upon our review of outstanding receivables, historical collection information, and existing economic conditions.

Cash Equivalents: For purposes of the statements of cash flows, we consider all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments: The carrying amounts of the financial instruments have been estimated by our management to approximate fair value.

Inventories: Raw materials inventories are stated at the lower of cost or market, using the first-in, first-out method.

Property and Equipment: Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the following estimated useful lives of the assets: 3 to 7 years for office equipment, and 7 years for furniture and fixtures, and 10 years for machinery and tools.

Net Loss Per Common Share: The Company accounts for income (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS No. 128 requires that presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share due to the lack of dilutive items in the Company.

Reverse Split

On September 9th, 2005 the company amended their Certificate of Incorporation with the state of Nevada to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio of one newly issued share for each one-hundred outstanding shares of Common Stock

Results of Operations

Three Months Ended March 31, 2007 compared to the Three Months Ended March 31, 2006

Revenues and Loss from Operations

Our revenue, cost of revenue, selling, general and administrative expenses, and operating loss for the three months ended March 31, 2007, as compared to the three months ended March 31, 2006 are as follows:

	3 Months Ended March 31, 2007	3 Months Ended March 31, 2006 (restated)	Percentage Change Increase (Decrease)

Revenue	$648,312	491,903	31.8%
Cost of revenue	633,328	505,292	25.3%
Gross Profit (loss)	14,984	(13,389)	211.9%
Total Operating expenses	277,703	315,237	(11.9)%
Total Other expenses	131,780	1,574,250	(91.6)%

Provision for income taxes	2,400	2,400	0%

Operating (loss)	$396,899	1,905,276	(79.2)%

Revenues

We had total revenues of $648,312 and $491,903 for the three month period ended March 31, 2007, and 2006 respectively. The increase in the Company’s revenue of 31.8% can be attributed to the upcoming busy prom season and the client need to replenish their fleet with new vehicles.

Cost of Revenues

We incurred total costs of $633,328 and $505,292 for the three month period ended March 31, 2007, and 2006, respectively. Our cost of revenues increased 25.3% from the first quarter in 2007 compared to same period in 2006. This is primarily due to the respective increase in revenues.

Operating Expenses

Our selling, general and administrative expenses consist primarily of sales, marketing, production and other administrative personnel, cost of facilities and related spending, salaries, and related costs for executive. The company’s major expenses decreased by 14.2% for the first quarter of 2007 versus 2006. This primarily occurred from the decrease in consulting expense of 88.3%. In addition decreases in salary & wages, insurance and accounting expense of approximately 15.9%, 8.0%, and 5.8% respectively. Additional contributions to the decrease were in advertising/promotion, shipping/delivery, and depreciation expense of 5.7%, 6.3%, and 0.7% respectively. The decrease was offset by increases in rent and bad debt expense of 15.9% and 177.2% for the first quarter of 2007 compared to 2006. Also there were increases in utilities expense, and loss of disposal of assets of 32.1% and 50.0% respectively for the same time period. Total expenses were $277,703 for the first quarter of 2007, an 11.9% decrease compared to the first quarter of 2006. The major expenses incurred during the three months ended March 31, 2007 and 2006 were:

	3 Months Ended March 31, 2007	3 Months Ended March 31, 2006	Percentage Change Increase (Decrease)

Major Expenses:
Rent	$58,146	$50,169	15.9%
Salary & Wages	87,434	103,940	(15.9)%
Insurance	34,290	37,285	(8.0)%
Accounting Fees	11,000	11,682	(5.8)%
Consulting	3,811	32,490	(88.3)%
Advertising/Promotions	2,670	2,832	(5.7)%
Shipping and Delivery	6,418	6,852	(6.3)%
Depreciation	10,448	10,522	(0.7)%
Bad debt expense	2,180	786	177.2%
Impairment of Goodwill	0	0	0%
Loss of disposal of assets	3,690	2,459	50.0%
Utilities	5,807	4,397	32.1%

Total Major Expenses	225,893	263,413	(14.2)%

Total Expenses	277,703	315,237	(11.9)%

Other Income and Expenses and Net Loss

Our other income and expenses and net loss for the three months ended March 31, 2007 and 2006 are as follows:

	3 Months Ended March 31, 2007	3 Months Ended March 31,2006	Percentage Change Increase (Decrease)
Other income (expenses)

Interest and other income	476	133	257.9%
Change in derivative liabilities	5,803	1,899,113	(99.7)%
Interest and other expenses	(44,656)	(64,030)	(30.3)%
Financing costs	(93,403)	(3,409,466)	(97.3)%
Total other income (expenses)	(131,780)	(1,574,250)	(91.6)%

Net (loss)	$(396,899)	(1,905,276)	(79.2)%

During the three months ended March 31, 2007, our total other expenses decreased by 91.6% compared to the three months ended March 31, 2006. This was primarily due to decreases in financing costs and the change in derivative liabilities of approximately 97.3% and 99.7% respectively. In addition interest and other expenses decreased by 30.3%. This decrease was slightly offset by an increase in interest and other income of 257.9% for the first quarter of 2007 compared to the same period in 2006. Net loss decreased 79.2% primarily due to the 11.9% and 91.6% decrease in total operating expense and total other expenses.

Liquidity and Capital Resources

Our cash, accounts receivable, prepaid expenses, total current assets, total assets, total current liabilities, and total liabilities as of March 31, 2007, as compared to March 31, 2006 were as follows:

	March 31,	March 31,
	2007	2006

Cash	$142,580	$1,191,104
Accounts receivable	51,370	111,795
Prepaid expenses/other current assets	61,560	70,803
Inventory	286,999	227,645
Total current assets	542,509	1,601,347
Total assets	1,014,130	2,207,220
Total current liabilities	1,105,716	792,657
Total liabilities	5,315,543	4,854,501

Cash Requirements

Our cash obligations are anticipated to increase substantially over the next 12 months. The cash would be utilized for operational expenses and general working capital as a result of continued sales growth, continued legal and professional fees as a result of continuing litigation and reserve or deposit requirements which are a result of sales growth of the business. We intend for these funding requirements to be fulfilled through either equity or debt financing.

Historically, we have financed our operations through cash generated from the sale of equity securities and debt financing, as well as increased in timing of payments for accounts payable. At March 31, 2007, we had working capital of $563,207.

Operating activities:

Net cash provided by operating activities was a negative $21,394 for the three months ended March 31, 2007. This resulted primarily from a net loss of $396,899, as well as a change in derivative liabilities of $5,803. In addition the increase in prepaid of $37,268 and an increase in accounts receivable of $4,019. An offset to this was noncash interest expense and financing costs of $93,403 and a decrease in inventory of $167,330. An additional offset was an increase in unearned revenue and accounts payable/accrued liabilities of $11,662 and 136,062, respectfully. Other offsets were in depreciation expense and loss on disposal of assets of $10,448 and $3,690 respectfully.

Investing activities:

Net cash provided in investing activities was a negative $1,985 which was primarily due to the purchase of property and equipment of $1,985.

Financing activities:

Net cash financing activities was a negative $14,826 for the three months ended March 31, 2007, and resulted primarily from repayment on long-term debt of $11,826. In addition the company made net repayments to related parties of $3,000.

Our liquidity is dependent on our ability to continue to meet our obligations, to obtain additional financing as may be required and to obtain and maintain profitability. Our management continues to look for ways to reduce operating expenses and secure an infusion of capital through either public or private investment in order to maintain our liquidity. These steps include increasing operating revenues over last year through the growth of the business by expanding our product line to offer complete customized vehicles by financing our own chassis through our credit line and equity financing. In addition the company has been looking into, reducing costs by bringing certain projects in-house through possible acquisitions, and constantly testing the market for better pricing on our costs of goods sold. As well as making timely payments of our obligations, building our stock and debt sources to provide additional working capital, and continuing to review our business plan to assure we are moving the business forward in a cost-effective manner. The company will and continuing continue to examine the segments of our business that offer the most profitable opportunity for success and eliminating operations and practices which detract from our profitability. During the first quarter of 2007 the company has held back production on our in-house line of custom vehicles and refocused on selling client end custom automotive conversions.

There can be no assurance that we will be successful in executing our plans to improve operations or obtain additional debt or equity financing. If the company is unable to have adequate cash from operations and is unsuccessful in obtaining financing, the company would have to cut back on operations. In addition there would be substantial doubt as mentioned in our financial footnotes about our ability to continue due to a decrease in our working capital and inability to obtain financing.

Fiscal Year 2006 Compared to Fiscal Year 2005

Results of Operations for the Years Ended December 31, 2006 and 2005 Compared.

	Year Ended December 31, 2006	Year Ended December 31, 2005 (restated)

Revenues	$ 2,329,507	$ 3,286,523

Cost of Revenues	2,283,297	2,784,831

Gross Profit	46,210	501,692

Total Operating Expenses	1,847,617	1,618,710

Total Other Expenses	1,879,369	1,138,393

Provision for income taxes	2,400	2,400

Net Loss	$ 3,683,176	$ 2,257,811

Revenue

	2006	2005	Increase/(decrease)
			$
For the year ended December 31:
Revenue	$ 2,329,507	$ 3,286,523	$ (957,016)

Revenues for the year ended December 31, 2006 were $2,329,507 compared to revenues of $3,286,523 in the year ended December 31, 2005. This resulted in a decrease in revenues of $957,016, approximately 29.1% from the same period one year ago. The decrease in revenues was primarily due to the

Cost of Revenues

	2006	2005	Increase/(decrease)
			$

For the year ended December 31:
Cost of revenue	$2,283,297	$2,784,831	$501,534

Cost of revenues for the year ended December 31, 2006 was $2,283,297, an increase of $2,784,831 from $501,534 for the same period ended December 31, 2005. The decrease in cost of revenues of approximately 18% was primarily due to the direct costs associated with the decrease in revenues compared to last year.

Operating expenses

Our selling, general and administrative expenses consist primarily of sales, marketing, production and other administrative personnel, cost of facilities and related spending, salaries, and related costs. Major expenses increased by 15.6% for the same period in 2006 versus 2005, primarily as a result of increases in consulting and bad debt expense of 77.3% and 188.1%, respectively. Also attributing largely to the increase was an increase in impairment of goodwill of $166,621 during the twelve months ending December 31, 2006 compared to same prior period. Additional increases were in accounting and insurance fees of 21.9% and 3.1%, respectively for the same time period. The largest offset was a decrease in loss on disposal of assets of $107,627 or 94.4%. There were also slight decreases during this period in depreciation, rent, shipping/deliver, and advertising expense of 23.3%, 11.5%, 10.9%, and 7.9%. Total Operating expenses were $1,847,617 and $1,618,710, respectively, for the twelve months ended December 31, 2006 and 2005.

The Major expenses incurred during the twelve months ended December 31, 2006 and 2005 were:

	12 Months Ended December 31, 2006	12 Months Ended December 31, 2005	Percentage Change Increase (Decrease)

Major Expenses:
Rent	$215,399	$243,476	(11.5)%
Salary & Wages	444,393	452,759	(1.8)%
Insurance	153,323	148,642	3.1%
Accounting Fees	67,088	55,033	21.9%
Consulting	384,775	217,052	77.3%
Advertising	36,144	39,251	(7.9)%
Shipping and Delivery	24,693	27,713	(10.9)%
Depreciation	41,332	53,912	(23.3)%
Bad debt expense	51,141	17,752	188.1%
Impairment of Goodwill	166,621	0	100%
Loss on disposal of assets	6,368	113,995	(94.4)%
Utilities	44,329	45,704	(3.0)%

Total Major Expenses	1,635,606	1,415,289	15.6%

Total Operating Expenses	1,847,617	1,618,710	14.1%

Other Income (Expenses) and Net Loss

Our other income and expenses and net loss for the twelve months ended December 31, 2006 and 2005 are as follows:

	12 Months Ended December 31, 2006	12 Months Ended December 31, 2005	Percentage Change Increase (Decrease)
Other income (expenses)

Interest and other income	28,084	41,620	(32.5)%
Change in derivative liabilities	1,936,311	4,080	47358.6%
Loss on debt settlement	-	(425,000)	(100)
Interest expenses	(237,628)	(156,352)	52.0%
Financing costs	(3,606,136)	(602,741)	498.3%
Total other income (expenses)	(1,879,369)	(1,138,393)	65.1%

Net (loss)	$(3,683,176)	(2,257,811)	63.1%

Other expenses increased approximately $740,976 from the year ending December 31, 2006 compared to the same period in 2005. This was primarily due to increases in Finance costs and Interest expense of $3,003,395 and $81,276 respectively. Finance costs increased primarily due to the Stock Purchase agreements signed in January 2006. Interest expense increased primarily because of the interest related to the Stock Purchase agreements. In addition loan from officers and related parties contributed to this increase. This increase was marginally offset by an increase in change of derivative liability of $1,932,231. The net loss for the year ended December 31, 2006 was $3,683,176, versus a net loss of $2,257,811 for the year ended December 31, 2005, an increase in net loss of $1,425,365, or 63.1%

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2006, we had a working deficit of $264,221 resulting primarily from the company’s large Short-term notes payable, Accrued liabilities and trade accounts payable.

Net cash provided by operating activities was a negative $1,524,505 for the year ending December 31, 2006. This resulted primarily from the increase in inventory of $288,475 and an increase in prepaid/other assets of $85,830. In addition a decrease in unearned revenue of $113,757 contributed to the negative cash flow from operating activities. An offset to this was an increase in Accounts Payable/Accrued expenses of $293,313. Other offsets were adjustments to depreciation, loss on disposal of assets, non-cash interest expense/financing costs, impairment of goodwill and change in derivative liabilities of $41,331, $6,368, $3,606,136, $166,621 and ($1,936,311) respectively.

Net cash provided in investing activities for the year ending December 31, 2006 was a negative $13,865 which was primarily due to the purchase of property and equipment. This was slightly offset by an proceeds from disposal of property and equipment of $200.

Net cash from financing activities was $1,622,569 for the year ending December 31, 2006 and resulted primarily from net proceeds from convertible debt of $1,678,500. This was slightly offset by repayments of long-term debt and capital lease obligations of $30,371. In addition there were repayments to related parties of $25,560.

Our liquidity is dependent on our ability to continue to meet our obligations, to obtain additional financing as may be required and to obtain and maintain profitability. Our management continues to look for ways to reduce operating expenses and secure an infusion of capital through either public or private investment in order to maintain our liquidity. These steps include increasing operating revenues over last year through the growth of the business by expanding our product line to offer complete customized vehicles by financing our own chassis through our credit line and equity financing. In addition the company has been looking into, reducing costs by bringing certain projects in-house through possible acquisitions, and constantly testing the market for better pricing on our costs of goods sold. As well as making timely payments of our obligations, building our stock and debt sources to provide additional working capital, and continuing to review our business plan to assure we are moving the business forward in a cost-effective manner. The company will and continuing continue to examine the segments of our business that offer the most profitable opportunity for success and eliminating operations and practices which detract from our profitability. During the course of 2006 the company continued to focus on a production line of in-house custom vehicles to be sold as an end product, as well as continuing to do client-end automotive conversions.

There can be no assurance that we will be successful in executing our plans to improve operations or obtain additional debt or equity financing. If the company is unable to have adequate cash from operations and is unsuccessful in obtaining financing, the company would have to cut back on operations. In addition there would be substantial doubt as mentioned in our financial footnotes about our ability to continue due to a decrease in our working capital and inability to obtain financing.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of us as a going concern. Our cash position may be inadequate to pay all of the costs associated with testing, production and marketing of products. We intend to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

OUR BUSINESS

(a) Business Development

We were incorporated on April 26, 1946, under the laws of the State of Idaho for the purpose of exploring, acquiring and developing mineral properties in the Idaho. The initial and subsequent efforts in the acquisition, exploration, and development of potentially viable and commercial mineral properties were unsuccessful. We have since ceased our mining business.

In 2003, we merged with our wholly-owned Nevada subsidiary and changed our corporate domicile from the State of Idaho to the State of Nevada. We also changed our corporate name from Aberdeen Idaho Mining Company to Aberdeen Mining Company.

On March 8, 2004, pursuant to the terms of the Asset Purchase Agreement dated February 26, 2004, we acquired substantially all of the assets and liabilities of C&M Transportation, Inc., a Kansas corporation whose sole shareholder was Velocity Holdings, Inc. In the agreement we acquired substantially all of the assets and liabilities of C&M in exchange for the issuance and delivery to C&M of 888,799 (post-split) shares of our common stock.

Due to subsequent events after the closing of the transaction the company discovered undisclosed issues such as the imposition of a tax lien by the Internal Revenue Service on certain assets of C&M and the refusal by First State Bank to further finance the activities of C&M, the parties to the Asset Purchase Agreement agreed to unwind and rescind the C&M transaction, according to terms and conditions of a Rescission and Mutual Release Agreement, dated May 6, 2004.

Shortly after the rescission of the C&M transaction, on May 11, 2004 we entered into an Asset Purchase Agreement with Damon’s Motorcycle Creations, Inc, a California corporation. According to the terms of the agreement we acquired substantially all of the assets and liabilities of Damon’s in exchange for 888,799 (post-split) shares of our common stock that we issued to Damon’s sole shareholders, Thomas Prewitt and Richard Perez. The shares issued are restricted stock and bear a restrictive legend. As a result of the transaction, Mr. Prewitt and Mr. Perez together obtained indirect control of the Company through Damon’s ownership of a majority of our issued and outstanding shares.

On June 25, 2004, we changed our corporate name to “MotivNation, Inc.” by filing an amendment to our Articles of Incorporation with the Nevada Secretary of State. We feel the name is more indicative of our new line of business and is more identifiable.

On October 11, 2004, MotivNation, Inc. and its wholly owned subsidiary, TrixMotive Inc., a Nevada corporation, entered into an Asset Purchase Agreement with Moonlight Industries, Inc., a California corporation, to acquire certain assets and liabilities. According to the terms of the agreement, we acquired certain assets and liabilities of Moonlight in exchange for 140,000 (post-split) shares of MotivNation common stock that was issued to Moonlight’s sole shareholders, Leslie McPhail and her husband David McPhail. The president of Moonlight, Leslie A. McPhail, also serves as the Secretary of TrixMotive. Tom Prewitt and Richard Perez, president and secretary of MotivNation respectively, agreed to return 140,000 (post-split) shares of MotivNation’s common stock held by them prior to the closing of the acquisition. The company will continue under the Moonlight brand but will operate under the TrixMotive corporate entity.

(b) Business of Issuer

Following the acquisitions of Damon’s, and TrixMotive, we ceased our prior business operations, but we intend to continue in the motorcycle and automotive industry that Damon’s and TrixMotive, are a part of as well as plan to expand these businesses using the assets we acquired. Damon’s was in the business of customizing motorcycles and automobiles for individuals and performing custom parts and accessories for independent dealers and manufacturers. TrixMotive is in the business of converting automobile chassis into stretched limousines and other specialized automotives.

Additionally, these businesses provide a full-range of services that cater to the custom motorcycle and automotive enthusiast, including the sale, manufacture, converting, customization, armor protecting, and installation of custom-built motorcycles and auto parts and accessories, as well as restoration, repair, and servicing. Damon’s and TrixMotive, also specialized in custom paint work for both motorcycles and automobiles while engaging in the retail sale of aftermarket motorcycle and automotive parts, accessories, and related apparel.

Our target clients fall into two categories: the individual custom automotive enthusiast or collectors of the “one of a kind” custom motorcycle and auto creations, and those of local fabricators, custom shops, and Original Equipment Manufacturers. Our primary market is the latter of two listed and these customers buy materials, supplies, and finished parts for their work in serving the growing market of custom or modified automobile and motorcycle creations. In addition to distributing several lines of materials and equipment, we plan to provide training through independent dealers and our own distribution infrastructure to our primary market clientele.

Principal Products or Services

Our manufacturing operations consist of in-house production of components and parts, assembly and finishing of components, painting, conversion and assembly of motorcycles and automobiles, and quality control, which includes performance testing of finished products under running conditions. The custom design, fabrication, finish and paint processes are moved into and out of each aspect of the manufacturing process.

We offer various products and services depending on which client we are catering to. For our individual retail clients we offer products and services direct and include restoration work, finish and paint for motorcycles and automobiles as well as signature paint and design applied to non automotive personal property. For our independent dealers we offer products and services direct to the dealers which include custom and signature finish and design work on a dealer’s own restoration or manufactured work. We also offer consultative work in the preparation of signature paints blends, techniques, and design advice related to the dealer’s own project. For our original equipment manufacturers we offer services and products that include signature design and fabrication for manufactured parts and accessories, which are a party of a “designer” or “signature” series of products or design themes. These products and services are also sold direct to the original equipment manufacturers.

Competition

The market for our products and services are highly competitive and there are no substantial barriers to entry. There are a lot of competitors in this industry but our main ones are: Arlen Ness, West Coast Choppers, Chip Foose, Orange Coast Choppers, Rock & Roll Custom Paintwork, Al Martinez Paint and Body, Tiffany Coachworks, Pinnacle Limousine, Coach Industries Group, Aladdin Limousine, VIP Coachworks, and Royal Coach by Victor. We expect that competition will intensify and new competitors may enter the market with the growing trends of custom motorcycles and automobiles, which may result in a reduction in profit margins on our products and services.

Sources of Materials and Suppliers

We obtain our supplies from national manufacturers and after market manufacturers of motorcycle and automotive parts, paints, and supplies. These supplies are readily available and there is no dependency on any single supplier. We have no need for long term supply contracts since material and parts cost are not the most significant factor to the cost of our completed work.

Dependence on One or More Customers

The Company has no major customer for the year ended December 31, 2006. One customer accounted for approximately $967,065 or 32.5% of the Customized Automotive segment revenues for the year ended December 31, 2005. A major customer accounted for approximately $52,440 or 17% of the Customized Motorcycle segment revenues for the year ended December 31, 2005.

Intellectual Property

We have not filed for any patents or trademarks, and we have no license agreements. We are not a licensed Harley-Davidson dealer, as we do not sell new Harley-Davidson motorcycles. Although we believe we have obtained common law rights outside that of the United States Patent and Trademark Office through the use of the name “Damon’s Motorcycle Creations”, “Moonlight Industries”, “MotivNation”, and “TrixMotive”, in connection with our business, our failure to obtain proprietary protection in the future for the use of the name could negatively impact our operations.

Government Regulations

Our business is subject to certain federal, state, and local government regulations, including those of the Environmental Protection Agency (“EPA”) and comparable state agencies that regulate emissions of Volatile Organic Compounds (“VOC”) and other air contaminants, the Occupational Safety and Heal Administrations (“OSHA”), and regulations governing the disposal of oil, grease, tires, batteries, and the prevention of pollution. Although we believe we are in compliance with all of these agencies and government regulations, our failure to comply with such regulations could result in the termination of our operations, impositions of fines, or liabilities in excess of our capital resources. In addition, any changes in the laws or regulations imposed on us could significantly increase our costs of doing business and could have a negative impact on our business.

Personnel

As of March 31, 2007 we had 29 full-time employees, including 24 in production staff and 5 in sales and administration. Management believes our future success will depend in large part upon our ability to attract and retain qualified employees. We have no collective bargaining agreements with our employees and believe our relations with our employees are good.

(c) Reports to Security Holders

We file annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0030. Our filings are also available through the SEC’s Electronic Date Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates.

ITEM 2.	DESCRIPTION OF PROPERTY.

MotivNation maintains its corporate headquarters at 18101 Von Karman Ave. Ste 330, Irvine, CA 92612. We lease approximately 250 square feet of office space under a month to month lease. The minimum monthly rental for the premises is approximately $1,405, plus standard, ancillary charges, such as property taxes, insurance, and certain operating expenses applicable to the leased premises.

Damon's currently leases 1 unit that is approximately 13,890 square feet of retail, service, warehouse, and fenced yard space. The units are located at 1741 E. Lambert Road, La Habra, CA 90631. The lease requires a monthly rental payment of approximately $5,000.

TrixMotive currently lease 1 unit that is approximately 24,000 square feet for its production operations at 13659 Excelsior Drive, Santa Fe Springs, CA 90670. The leases require a collective monthly rental payment of approximately $13,125.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

The following table sets forth the names and positions of the executive officers and directors of the Company. Directors will be elected at our annual meeting of stockholders and serve for one year or until their successors are elected and qualify. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Positions and Offices held
Martyn Powell (1)	54	President, Director
Robert O’Brien (1)	71	Secretary, Treasurer, Director
Dale Lavigne (1)	76	Director
Dennis O’Brien (1)	45	Director
James Etter (1)	70	Director
John Ohle (2)	49	President, Interim Chief Financial Officer
Arthur Lefevre (3) (5)	69	Director
Mark Absher (3)	45	Director
Vincent Michael Keyes III (3)(5)	50	Director
Thomas Prewitt (4) (8)	51	President
Richard Perez (4) (8)	48	Secretary
Jay Isco (4) (7)	26	Chief Financial Officer, Secretary
Richard Holt (6)(11)	66	Director
David Psachie (7)	67	Director
George Lefevre (8)(10)	39	Chief Executive Officer, President, Director
Leslie McPhail (9)	34	Chief Operating Officer

(1)	In connection with Aberdeen Mining Company acquiring C&M Transportation, Inc. the officers and directors resigned on March 8, 2004.
(2)

As part of the acquisition agreement of C&M Transportation, Inc. Mr. Ohle was appointed the President and interim Chief Financial Officer. Once the C&M Transportation, Inc. agreement was rescinded, Mr. Ohle was removed from his positions.

(3)	Upon consummation of the acquisition with C&M Transportation, Mr. Lefevre, Mr. Absher, and Mr. Keyes were appointed to fill the board of directors.
(4)

On May 11, 2004, the Company acquired Damon’s Motorcycle Creations, Inc. and the Board elected Mr. Prewitt to serve as the President, Mr. Perez to serve as the Secretary, and Mr. Isco to serve as the Interim Chief Financial Officer.

(5)	On September 25, 2004, Mr. Lefevre and Vincent Michael Keyes resigned as Directors from the Board of Directors
(6)	On October 6, 2004, the Board of Directors elected Richard Holt to serve as a Director.
(7)	On February 11, 2005, the Board of Directors elected Mr. Psachie to serve as a Director
(8)

On February 15, 2005, the Board of Directors approved the removal of Mr. Prewitt and Mr. Perez as the President and Secretary respectively. George Lefevre was appointed to the position of Chief Executive Officer and President. Mr. Isco was elected to the position of Chief Financial Officer and Secretary.

(9)	On February 15, 2005, the Board of Directors elected Ms. McPhail to the position of Chief Operating Officer.
(10)	On January 6, 2006, the Board of Directors elected George Lefevre to serve as a Director, and appointed him as Chairman of the Board.
(11)	On October 2, 2006, Richard Holt resigned as director of the company

Duties, Responsibilities and Experience

George R. Lefevre, Chief Executive Officer, and Director

As CEO of MotivNation, Mr. Lefevre is responsible for the oversight, and management of the company’s day to day business affairs.

Since 2004, Mr. Lefevre has served as a director, Chief Financial Officer and Secretary for EntreMetrix, Inc. Since 2000, George R. Lefevre has been the co-founder and Managing Partner of NeoTactix, a company focused on mergers, acquisitions and structural guidance for small public companies. From 1998 to 2000, Mr. Lefevre assisted in the formation and funding of PTM Molecular Biosystems. He was the Chief of Finance and key officer for strategic business ventures. Mr. Lefevre has invested in and managed portfolios of securities since 1991. He received a B.S. in Business Administration Finance from California State University, Long Beach.

Jay Isco, Chief Financial Officer & Secretary

As CFO of MotivNation, Mr. Isco’s primary duty is to oversee and manage the internal controls related to the cash flow of the company.

In 2004 Mr. Isco was serving as the interim Chief Financial Officer for MotivNation. In 2005 he was elected by the Board of Directors to Chief Financial Officer and Secretary of MotivNation. Since 2002, Mr. Isco has served as an accounting consultant for various OTCBB companies and in 2004 joined NeoTactix, a company focused on mergers, acquisitions and structural guidance for small public companies. Mr. Isco received a B.A. in Business Economics with and emphasis in accounting from the University of California, Santa Barbara.

Leslie McPhail, Chief Operating Officer

As COO of MotivNation, Mrs. McPhail is responsible for the day to day management of TrixMotive, Inc. a wholly owned subsidiary of MotivNation.

Leslie McPhail graduated from Platt College's Graphic Design program in 1994. Mrs. McPhail has served as Assistant Creative Director for Sarbacker Advertising and Propper Design Group, based in Irvine, CA. In 1999 Mrs. McPhail has run her own graphic design company, Moonlight Productions, and in 2001 with her husband David McPhail started Moonlight Industries, a Limousine Manufacturer in Santa Fe Springs, CA. In 2004 TrixMotive, Inc., a wholly owned subsidiary of MotivNation, acquired Moonlight Industries, and Leslie McPhail has served as lead management for the production and work flow for TrixMotive, Inc.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended 2006, all officers and directors filed all forms 3, forms 4 and forms 5.

Audit Committee and Financial Expert

We do not have an Audit Committee, our board of directors during 2006, performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. MotivNation will provide, without charge, a copy of the Code of Ethics on the written request of any person addressed to MotivNation at: 18101 Von Karman Avenue, Suite 330, Irvine, CA 92612.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors in 2006, performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interest.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our executive officer and director during the last three fiscal years. The remuneration described in the table does not include the cost to us of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary (3)	Bonus	Other Annual Compensation	Restricted Stock (4)	Options	LTIP Payouts	All Other Compensation
George R. Lefevre - CEO & Director (1) (2) (3)	2006	$150,000
	2005	$112,500
	2004
Jay Isco- CFO & Secretary (1) (3)	2006	$75,000
	2005	$55,167
	2004	$50,000
Leslie McPhail- Chief Operating Officer (1) (3)	2006	86,240
	2005	$74,880
	2004	$15,600
Mark Absher – Director (1) (2) (5) (3)	2006	$12,000
	2005				$55,000
	2004
David Psachie- Director (1) (2) (5) (3)	2006	$12,000
	2005				$55,000
	2004
Richard Holt- Director (1) (2) (5) (3)	2006	$9,000
	2005				$55,000
	2004

(1)	There was no compensation for George R. Lefevre, Mark Absher, David Psachie, and Richard Holt for the year ending December 31, 2004
(2)	Amounts noted are actual cash amounts paid and accrued salaries combined in their respective year. The following are the portions of accrued salaries:
a.	George R. Lefevre
i.	2006- $62,500 in accrued salary
ii.	2005- $100,000 in accrued salary
b.	Jay Isco
i.	2006- $23,666.64 in accrued salary
ii.	2005- $50,000 in accrued salary
iii.	2004- $50,000 in accrued salary
c.	Leslie McPhail
i.	2005- $24,960 in accrued salary
d.	Mark Absher
i.	2006- $12,000 in accrued salary
e.	David Psachie
i.	2006- $12,000 in accrued salary
f.	Richard Holt
i.	2006- $9,000 in accrued salary
(3)	The dollar value of the restricted shares is calculated by multiplying the closing market price of our unrestricted stock on the date of issuance as required in instructions to Item 402(b)(2)(iv)(A).
(4)	Mark Absher, David Psachie, Richard Holt each received 50,000 (post split) shares at a price of $1.10 (post split), the close price of the stock on February 15, 2005.

Employment agreements

On July 31, 2006 the Company entered into a five year employment agreement with George R. Lefevre its CEO. Effective January 1, 2006, MotivNation agreed to a monthly salary of $12,500 per month with annual increases equaling 10% of the base salary. In addition he is eligible for a quarterly bonus of 20,000 based on the Company achieving a net profit for that quarter

On July 31, 2006 the Company entered into a five year employment agreement with Jay Isco its CFO. Effective January 1, 2006, MotivNation agreed to a monthly salary of $6,250 per month with annual increases equaling 10% of the base salary. In addition he is eligible for a quarterly bonus of 10,000 based on the Company achieving a net profit for that quarter

As of December 31, 2006, we have employment agreements with do not have any agreements in place for the amount of annual compensation that our officers, directors and employees will receive in the future.

Compensation Committee

We currently do not have a compensation committee of the board of directors. However, the board of directors intends to establish a compensation committee, which is expected to consist of three inside directors and two independent members. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business on December 31, 2006, based on information available to the Company:

Name of Officer, Director and Beneficial Owner	Number of Shares	Percent Beneficially Owned*
Thomas Prewitt- Former President (2)(3) 547 Apollo Unit C Brea, CA 92821	748,799	10.62%
Jay Isco- Chief Financial Officer, Secretary(3) 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	317,000	4.5%
Richard Perez Former Secretary (2)(3) 1741 E. Lambert Road La Habra, CA 90631	748,799	10.62%
George R. Lefevre- Chief Executive Officer (3) 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	683,000	9.69%
Scott Absher- Beneficial Owner (4) 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	248,000	3.52%
Leslie McPhail-Chief Operating Officer(1)(3) 14948 Shoemaker Avenue Santa Fe Springs, CA 90670	640,000	9.08%
David McPhail- Beneficial Owner(1) 14948 Shoemaker Avenue Santa Fe Springs, CA 90670	640,000	9.08%
Mark Absher- Director 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	50,000	0.71%
David Psachie- Director 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	50,000	0.71%
Richard Holt- Director (5) 18101 Von Karman Ave. Ste. 330 Irvine, CA 92612	50,000	0.71%
All Directors, Officers, & Beneficial Holders as a Group	2,786,799	39.55%

1.	Leslie McPhail owns jointly with David McPhail 740,000 (post-split) shares of the Company.
2.	Thomas Prewitt and Richard Perez own jointly 748,799 (post-split) shares of the Company.
3.

On February 15, 2005, the Board of Directors approved the removal of Mr. Prewitt and Mr. Perez as the President and Secretary respectively. George R. Lefevre was appointed to the position of Chief Executive

Officer and President. Mr. Isco was elected to the position of Chief Financial Officer and Secretary, and Mrs. McPhail to the position of Chief Operating Officer.

4.	Scott Absher served as a consultant for the company and is the brother of Mark Absher a director of the company.
5.	On October 2, 2006, Richard Holt resigned as director of the company

*	Number of shares and percent of ownership based upon 7,045,463 shares outstanding on December 31, 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NeoTactix, Inc. Consulting Agreement

On April 20, 2004, the Company and NeoTactix (NTX) entered into a Business Consulting Agreement pursuant to which NeoTactix agreed to provide certain business consulting services, in exchange for 196,000 (post-split) shares of the Company’s common stock. The Company and NTX agree that the compensation shares issued the Company to affiliates of NTX shall be cancelled and returned to the Company if the Company has not achieved certain benchmarks pursuant to the Agreement. On November 6, 2006, the Board of Directors approved to eliminate the forfeiture clause of the agreement. As a result, the Company recognized the compensation expense.

DESCRIPTION OF SECURITIES

General

The following is a description of the securities of MOVT taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and By-laws as currently in effect. The following description includes all material provisions of the applicable sections of the underlying documents in the summary.

Common Stock

The Company is authorized to issue 300,000,000 shares of its $0.001 par value Common Stock.  As of December 31, 2006, there were 7,045,463 shares issued and outstanding held by 543 shareholders of record.

All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of Common Stock are entitled to one vote for each share of Common Stock owned at any Shareholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders.  There are no conversions, preemptive, or other subscription rights or privileges with respect to any shares.  The Common Stock of the Company does not have cumulative voting rights which mean that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors. Upon liquidation, dissolution or winding-up of MOVT, the holders of the Common Stock are entitled to receive pro rata the assets of MOVT, if any remaining after payment of all debts and liabilities and all claims by holders of Preferred Stock.

The Company has never paid any dividends and does not anticipate the payment of dividends in the foreseeable future.

Preferred Stock

The Board of Directors has been empowered to create one or more series of Preferred Stock and to define the rights and preferences of the shares in any one series as against all other shares of Preferred Stock and as against shares of common stock. No creation of any series of Preferred Stock is completed by the Board of Directors in the foreseeable future.

Penny Stock Disclosure Requirements:

See discussion in risk factor section, with the heading “Penny Stock issues may be difficult for an investor to dispose of.”

Shares Eligible for Future Sale

As of March 31, 2007, MOVT had 7,045,463 shares of Common Stock outstanding. Sales of a substantial number of shares of MOVT’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. MOVT is registering with this document 12,500,000 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act.

Selling Shareholders

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Recent Financing

This prospectus relates to the resale by the selling stockholders of up to 12,500,000 shares of Motivnation Inc., (“MOVT”) common stock, including up to 10,000,000 shares of common stock issuable upon conversion of an aggregate of $2,000,000 in convertible debentures issued in connection with a November 30, 2005 subscription to the following investors: 1) up to 1,190,000 shares of common stock issuable to AJW Partners, LLC, 2) up to 150,000 shares of common stock issuable to New Millennium Capital Partners II, LLC, 3) up to 3,260,000 shares of common stock issuable to AJW Qualified Partners II, LLC, and 4) up to 5,400,000 shares of common stock issuable to AJW Offshore, Ltd. In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $1.50: 1) up to 297,500 shares to AJW Partners, LLC, 2) up to 37,500 shares of common stock issuable to New Millennium Capital Partners II, LLC, 3) up to 815,000 shares of common stock issuable to AJW Qualified Partners II, LLC, and 4) up to 1,350,000 shares of common stock issuable to AJW Offshore, Ltd.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder. If exercised, MOVT could receive up to $3,750,000 from the exercise of warrants.

Assuming all the shares registered below are sold by the Selling Stockholder, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

	Shares Beneficially Owned Prior to the Offering				Shares Beneficially Owned After Offering If All Offered Shares Are Sold (7)
Selling Stockholder	Number of Shares *	Percentage (8)	Shares Offered For Sale (1)	Percentage (9)	Number of Shares	Percentage
AJW Partners, LLC (2)	1,487,500 (3)	64.9%	999,600	33.9%	0	0%
AJW New Millennium Capital Partners II, LLC (2)	187,500 (4)	8.2%	126,000	4.3%	0	0%
AJW Qualified Partners, LLC (2)	4,075,000 (5)	177.7%	2,738,400	93.0%	0	0%
AJW Offshore, Ltd. (2)	6,750,000 (6)	294.3%	4,536,000	154.0%	0	0%

* This column represents an estimated number based on a conversion price as of a recent date of November 30, 2005 of $.40 (pursuant to the original prospectus), divided into the principal amount plus the exercise of the related warrants.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

The selling stockholders do not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

The selling shareholders are not broker-dealers or are an affiliate of a broker-dealer.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices at the time of the original prospectus. In addition this column takes into account the 4,100,000 shares sold under the prospectus on or before October 2006. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on November 30, 2005 (date of the original prospectus), the secured convertible notes would have had a conversion price of $.40. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 1,190,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 297,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 150,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 37,500 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 3,260,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 815,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 5,450,000 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 1,350,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Assumes that all securities registered will be sold.

(8)	Percentages are based on 2,293,464 shares of our common stock outstanding as of September 30, 2005

(9) Percentages are based on 7,045,463 shares of our common stock outstanding as of March 31, 2007 less the 4,100,000 shares sold under the prospectus, or 2,945,463 shares.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 30, 2005 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 2,500,000 shares of our common stock.

The investors are obligated to provide us with the funds (gross proceeds) as follows:

•	$300,000 was disbursed on November 30, 2005;
•	$500,000 was disbursed January 4, 2006; and
•	$1,200,000 was disbursed January 30, 2006.

The secured convertible notes bear interest at 8% per annum, mature three years from the date of issuance, and are convertible into our common stock at :

•	a 50% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

?

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $1.05 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.80. Under the terms of the partial call option, we have the right to pay 104 % the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, plus one month’s interest.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $1,200,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
•

The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;
•	Do not issue shares of common stock upon receipt of a conversion notice;
•	Fail to file a registration statement within 45 days after November 30, 2005 or fail to have the registration statement effective within 135 days after November 30, 2005;
•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
•

Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•

Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•

Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•

Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, including:

•	Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

•

Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit

Warrants:

We issued warrants to purchase up to 2,500,000 shares of common stock exercisable at $1.50 a share. These mature in five years.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,000,000 of secured convertible notes on May 31, 2007, at a conversion price of $0.018, the number of shares issuable upon conversion would be:

$2,000,000/$0..018 = 111,111,111 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of May 31, 2007 of $0.018.

% Below Market	Price Per Share	With Discount at 50%	Number of Shares Issuable	% of Outstanding Stock

25%	$.0135	$.00675	296,296,296	4205.5%
50%	$.00675	$.00338	591,715,976	8398.5%
75%	$.00338	$.00169	1,183,431,953	16797.1%

LEGAL PROCEEDINGS

A former employee of Moonlight Industries filed a workers compensation claim against the Company. The former employee is alleging that he was injured during the course of his employment with Moonlight Industries. The damages claimed by the former employee do not appear to be covered by insurance. Management is responding to the case vigorously defending it as they believe the claim is frivolous and potentially fraudulent. In the opinion of the Company’s legal counsel, the likelihood of an unfavorable outcome is low.

Damon’s historically leased four (4) units space in city of Brea, California under four separate non-cancelable operating lease agreements, which expires through November 30, 2007. Damon’s currently does not occupy the spaces. In July, the landlord filed claims against Damon’s for the past due rent and charges of all units, aggregate of $19,657, and the additional amounts due pursuant to the remaining terms of the lease agreements. The obligations under the remaining terms of the lease agreements are estimated at a total of $89,086. Subsequently, Damon’s and the landlord entered into a Surrender Agreement for one unit, providing that Damon’s agreed to forfeit a security deposit of $1,568 and to pay a sum of $3,822, representing the unpaid charges and rent through the date of agreement. In return, the landlord agreed to discharge and release Damon’s from all obligations under the lease agreement of that unit.

No provision for any contingent liabilities has been made in the accompanying consolidated financial statements since management cannot predict the outcome of the claims or estimate the amount of any loss that may result. In addition, the Company has received an outside legal opinion from an attorney that states the outstanding liability is not the Company’s as the original lease was signed by the previous owners of Damon’s. However, the Company will continue to accrue the past due rent of $19,657 in the accompanying financial statements until this matter is resolved.

On December 7, 2005, a customer of TrixMotive filed a lawsuit in the Superior Court of Santa Clara County of California against TrixMotive claiming for breach of contract and warranty, intentional and negligence misrepresentation for a customized vehicle. The plaintiff seeks $98,827 in compensatory damages and other unspecified damages plus interest, attorneys’ fees and costs. The arbitrator after a hearing held on September 22, 2006 awarded that the plaintiff shall recover from the Company the price of the refrigerator and microwave which were ordered and paid for by the plaintiff but not installed in the vehicle, and that all other claims of plaintiff are denied as to the Company. The Plaintiff rejected the arbitration award on October 19, 2006. Subsequent to March 31, 2007, there was a settlement court appearance by which the Company and the Plaintiff agreed to settle the claim in the amount approximately of $2,000. Final settlement agreement is being processed. No liability was accrued as of March 31, 2007 as the settlement amount was considered insignificant.

The Company may be party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, management do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

While the outcome of these matters is not determinable, the Company does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

EXPERTS

The financial statements of MotivNation Inc. at December 31, 2006, appearing in this Prospectus and Registration Statement have been audited by Spector & Wong LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On March 17, 2004 DeCoria, Maichel & Teague P.S., our independent accountant, resigned. DeCoria, Maichel, and Teague had been our independent accountant for the previous two fiscal years. (See our Current Report on Form 8-K, as filed with the Commission on April 6, 2004).

Following the resignation of DeCoria, Maichel & Teague, we engaged Spector & Wong, LLP as our new independent accountant. (See our Current Report on Form 8-K, as filed with the Commission on April 6, 2004).

We have had no disagreements on accounting and financial disclosure with our former principal independent accountants, DeCoria, Maichel, & Teague P.S. or Spector & Wong LLP, during our last two most recent fiscal years.

LEGAL MATTERS

Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Owen Naccarato, Esq

OTHER AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests should be directed to: George Lefevre

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

FINANCIAL STATEMENTS

Our Financial Statements begin on page F-1

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

Part II. Information Not Required In Prospectus

-------------------------------------------------

Indemnification of Directors and Officer

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interest.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company, MOVT has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses of Issuance and Distribution

The following are expenses related to the securities being registered.	The expenses shall be paid by the funding.

SEC Registration Fee	$ 829.25
Printing and Engraving Expenses	$ 5,000.00
Legal Fees and Expenses	$ 25,000.00
Accounting Fees and Expenses	$ 15,000.00
Due diligence Fees	$ 25,000.00
Total	70,829.25

Recent Sales of Unregistered Securities

On April 20, 2004, we and NeoTactix (NTX) entered into a Business Consulting Agreement pursuant to which Neotactix agreed to provide certain business consulting services to us as specified in the Agreement, In exchange for such services, we agreed to issue 196,000 (post-split) shares of our common stock. We and NTX agree that the compensation shares issued by us to affiliates of NTX shall be cancelled and returned to us if, prior to October 31, 2005, we have has not achieved certain benchmarks pursuant to the Agreement. The agreement was amended by the Board of Directors on October 15, 2005 to extend the Agreement to October 31, 2006.

As of December 31, 2005, none of the benchmarks have occurred. The services, valued at $6.47 million, were deferred until the performances commit.

Restricted Stock Agreements

On February 15, 2005, the Company entered into a Restricted Stock Agreement with each of the following directors: Mark Absher, David Psachie, and Richard Holt. The agreement held that the company would issue 50,000 (post-split) restricted shares to each director, in exchange for the services provided by each director.

On February 14, 2005, the Company entered into a Restricted Stock Agreement with each of two consultants: George R. Lefevre, and Scott Absher. In consideration for extraordinary services rendered by the Consultants to the Company and the continuing dedication of the Consultants to the Company and its business, we have issued 150,000 restricted shares to each George R. Lefevre, and Scott Absher.

On February 15, 2005, the Company entered into Shares for Debt Agreement with each Jay Isco, the CFO, and Secretary of MotivNation, and Leslie McPhail the Chief Operating Officer together with her husband David

McPhail (“McPhail’s”). The company issued 100,000 (post-split) and 600,000 (post-split) restricted shares to Jay Isco and the McPhail’s respectively, pursuant to the terms described in the Shares for Debt Agreements.

On November 30, 2005 MotivNation issued $300,000 in Convertible Debentures, at an 8% annual interest rate, pursuant to a Securities Purchase Agreement (the “Agreement”). The convertible debentures can be converted into shares of common stock under the following calculation: the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the “Conversion Date”). “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Borrower and Holder and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Applicable Percentage” shall mean 50.0%.

The above notes were issued to the following: AJW Partners, LLC a $35,700 secured convertible debenture, AJW Qualified Partners, LLC a $97,800 secured convertible debenture, New Millennium Capital Partners II, LLC a $4,500 secured convertible debenture, and AJW Offshore, LTD a $162,000 secured convertible debenture.

In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $1.50: 44,625 shares of common stock issuable to AJW Partners, LLC, 122,250 shares of common stock issuable to AJW Qualified Partners, LLC, 6,625 shares of common stock issuable to New Millennium Capital Partners II, LLC and 202,500 to AJW Offshore, LTD.

The holders of the 8% convertible debentures may not convert its securities into shares of MotivNation’s common stock if after the conversion such holder would beneficially own over 4.99% of the outstanding shares of MotivNation’s common stock. Since the number of shares of MotivNation’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of MotivNation’s common stock prior to a conversion, the actual number of shares of MotivNation’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

On January 4th, 2006 MotivNation issued $500,000 in Convertible Debentures under the same conditions disclosed on November 30, 2005.

The above notes were issued to the following: AJW Partners, LLC a $59,500 secured convertible debenture, AJW Qualified Partners, LLC a $163,000 secured convertible debenture, New Millennium Capital Partners II, LLC a $7,500 secured convertible debenture, and AJW Offshore, LTD a $270,000 secured convertible debenture.

In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $1.50: 74,375 shares of common stock issuable to AJW Partners, LLC, 203,750 shares of common stock issuable to AJW Qualified Partners, LLC, 9,375 shares of common stock issuable to New Millennium Capital Partners II, LLC and 337,500 to AJW Offshore, LTD.

The holders of the 8% convertible debentures may not convert its securities into shares of MotivNation’s common stock if after the conversion such holder would beneficially own over 4.99% of the outstanding shares of MotivNation’s common stock. Since the number of shares of MotivNation’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of MotivNation’s common stock prior to a conversion, the actual number of shares of MotivNation’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

On January 30th, 2006 MotivNation issued $1,200,000 in Convertible Debentures, under the same conditions as disclosed for agreements signed January 4th, 2006 and November 30th, 2005.

The above notes were issued to the following: AJW Partners, LLC a $142,800 secured convertible debenture, AJW Qualified Partners, LLC a $391,200 secured convertible debenture, New Millennium Capital Partners II, LLC a $18,000 secured convertible debenture, and AJW Offshore, LTD a $648,000 secured convertible debenture.

In connection with the convertible notes, the following common stock issuable upon the exercise of warrants at $1.50: 178,500 shares of common stock issuable to AJW Partners, LLC, 489,000 shares of common stock issuable to AJW Qualified Partners, LLC, 22,500 shares of common stock issuable to New Millennium Capital Partners II, LLC and 810,000 shares to AJW Offshore, LTD.

The holders of the 8% convertible debentures may not convert its securities into shares of MotivNation’s common stock if after the conversion such holder would beneficially own over 4.99% of the outstanding shares of MotivNation’s common stock. Since the number of shares of MotivNation’s common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of MotivNation’s common stock prior to a conversion, the actual number of shares of MotivNation’s common stock that will be issued under the debentures owned by the holders is based on a reasonable good faith estimate of the maximum amount needed.

Exhibits

(a)	Exhibits

Exhibit	Description
Number

3(i)	Articles of Incorporation**
3(ii)	ByLaws (1)
5.1	Opinion re: Legality *
10.1	Stock Purchase Warrant-MOVT- AJW Qualified (2)
10.2	Stock Purchase Warrant-MOVT- AJW (2)
10.3	Stock Purchase Warrant-MOVT- NM (2)
10.4	Stock Purchase Warrant-MOVT- Offshore (2)
10.5	Registration Rights Agreement- MOVT (2)
10.6	Convertible Note- AJW Qualified (2)
10.7	Convertible Note- AJW (2)
10.8	Convertible Note- NM (2)
10.9	Convertible Note- Offshore (2)
10.10	Securities Purchase Agreement (2)
10.11	Intellectual property security agreement (2)
10.12	Security Agreement (2)
23.1	Consent of Naccarato & Associates (Included in opinion filed as Exhibit 5.1) *
23.2	Consent of Spector & Wong LLP, the Company’s Independent Public Accountants *

_____

* Filed herewith

(1) Incorporated herein by reference from the Company’s Form 10-SB filed with the Commission on 10-24-2002

(2) Incorporated by reference from the Company’s Form SB-2 filed with the Commission on 12-15-05, File # 333-

130366

Reports on Form 8-K

1.

October 12, 2004, we filed a Form 8-K to announce the resignation of Vincent Michael Keyes from the board of Directors of MotivNation, Inc. We also announced the election of Richard F. Holt to the MotivNation Board of Directors.

2.

October 13, 2004, we filed a Form 8-K to announce that TrixMotive, Inc. a wholly owned subsidiary of MotivNation entered into a material definitive agreement with Moonlight Industries. The company also announced the sale of unregistered equity securities.

3.

On January 5, 2005, we filed an amended Form 8-K with the Commission in which we provided the required financial statements and disclosures relating to our acquisition of substantially all of the assets and liabilities of Moonlight Industries. (Items 1.01, 3.02, and 9.01).

4.	On February 17, 2005, we filed a Form 8-K with the Securities and Exchange Commission, or the Commission announcing the election of David Psachie to the MotivNation Board of Directors. (Item 5.02)
5.

On February 23, 2005 we filed a Form 8-K with the Securities and Exchange Commission, or the Commission announcing that the board of Directors removed and elected officers of MotivNation, Inc. In addition the company entered into material definitive agreements with Directors, Officers and Consultants issuing unregistered shares. (Items 1.01, 3.03, 5.02, and 9.01).

6.	On January 10, 2006, George LeFevre was elected to the Board of Directors and appointed the Chairman of the Board (Items 5.02).
7.	On February 7, 2006 Shares for debt agreement s Jay Isco, the CFO and George LeFevre, the CEO. (Items 1.01, and 3.02).
8.	On October 6th 2006, the company filed an 8-K announcing the resignation of Richard Holt as Director (Item 5.02).

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking (e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Irvine, CA, 92612.

Registrant:	MotivNation, Inc.

Signature		Title	Date
By:	/s/George Lefevre	President, Chief Executive Officer	June 7, 2007
George Lefevre

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/George Lefevre	President, Chief Executive Officer	June 7, 2007
	George Lefevre	Principal Executive Officer

By:	/s/ Jay Isco	Chief Financial Officer	June 7, 2007
	Jay Isco	Principal Accounting Officer
And Secretary

By:	/s/ Mark Absher	Director	June 7, 2007
Mark Absher

By:	/s/ David Psachie	Director	June 7, 2007
David Psachie

FINANCIAL TABLE OF CONTENTS

Financial Statements
10KSB 12-31-06 Auditors Opinion Letter	F-1
10KSB 12-31-06 Balance Sheet	F-2
10KSB 12-31-06 Income Statement	F-3
10KSB 12-31-06 Cash Flow Statement	F-4
10KSB 12-31-06 Financial Footnotes	F-5
10QSB 3-31-07 Balance Sheet	G-1
10QSB 3-31-07Income Statement	G-2
10QSB 3-31-07Cash Flow Statement	G-3
10QSB 3-31-07Financial Footnotes	G-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of MotivNation, Inc.

We have audited the accompanying consolidated balance sheets of MotivNation, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MotivNation, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has recurring losses, substantial working capital and stockholders' deficit and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the consolidated financial statements, the Company has restated its December 31, 2005 consolidated financial statements to reflect the proper treatment of its convertible debt and the associated liabilities surrounding that debt, and the proper treatment of the restricted stock award payments.

/s/Spector & Wong, LLP

Pasadena, California

April 13, 2007

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

CONSOLIDATED BALANCE SHEETS

	2006	2005
		(Restated)
ASSETS
Current Assets
Cash	$ 180,785	$ 96,586
Accounts receivable, net	47,351	92,405
Prepaid expenses and other current assets	24,292	26,912
Inventory	454,329	165,854
Total Current Assets	706,757	381,757

Property and equipment, net	164,077	197,911

Goodwill	166,621	333,242
Debt issuance cost, net	49,305	53,472
Other assets	110,146	21,696

TOTAL ASSETS	$ 1,196,906	$ 988,078
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$ 208,788	$ 249,740
Accrued liabilities	432,431	363,226
Unearned revenue	35,610	149,367
Short-term notes payable to related parties	275,101	264,911
Current portion of long-term notes payable	4,667	4,216
Current portion of capital lease obligations	14,381	31,299
Total Current Liabilities	970,978	1,062,759
Long-Term Debt
Long-term notes payable, excluding current portion	3,754	7,349
Capital lease obligations, excluding current portion	261	10,570
Convertible notes payable, net of unamortized discount of $1,735,436	208,131	2,038
and $297,962 for 2006 and 2005, respectively
Derivative liabilities	3,918,296	895,095
Total Long-Term Liabilities	4,130,442	915,052
Total Liabilities	5,101,420	1,977,811

Stockholders' Deficit
Preferred Stock, $0.001 par value; 100,000,000 shares authorized;
none issued and outstanding	-	-
Common Stock, $0.001 par value; 300,000,000 shares authorized;
issued and outstanding 2006 7,045,463 shares; 2005 2,293,463 shares	7,046	2,294
Paid-in Capital	2,499,132	2,159,710
Deferred consulting	-	(424,221)
Accumulated deficit	(6,410,692)	(2,727,516)
Total Stockholders' Deficit	(3,904,514)	(989,733)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 1,196,906	$ 988,078

See Notes to Consolidated Financial Statements

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

For years ended December 31,	2006	2005
		(Restated)
Sales:
Sales - products	$ 1,131,948	$ 876,910
Sales - services	1,197,559	2,409,613
Total sales	2,329,507	3,286,523

Cost of sales
Cost of products	582,636	809,497
Cost of services	1,700,661	1,975,334
Total costs of sales	2,283,297	2,784,831

Gross profit	46,210	501,692

Operating Expenses:
Selling, general and administrative Expenses	1,674,628	1,504,715
Impairment of Goodwill	166,621	-
Loss on disposal of assets	6,368	113,995
Total Operating Expenses	1,847,617	1,618,710

Operating loss	(1,801,407)	(1,117,018)

Other income (expenses)
Interest and other income	28,084	41,620
Change in derivative liabilities	1,936,311	4,080
Loss on debt settlement	-	(425,000)
Interest expense	(237,628)	(156,352)
Financing costs	(3,606,136)	(602,741)
Total other income (expenses)	(1,879,369)	(1,138,393)

Net loss before state franchise tax	(3,680,776)	(2,255,411)

State franchise tax	2,400	2,400

Net loss	$ (3,683,176)	$ (2,257,811)

Net loss per share-Basic and Diluted	$ (0.72)	$ (1.16)

Weighted Average Number of Shares	5,110,004	1,948,682

See Notes to Consolidated Financial Statements

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHDOLERS’ EQUITY (DEFICIT)

For years ended December 31, 2006 and 2005 (Restated)

	Common Stock		Paid-in	Deferred	Accumulated
	Shares	Amount	Capital	Consulting	Deficit	Total
Balance at December 31, 2004	118,346,350	$ 118,347	$ 7,035,857	$ (6,468,000)	$ (469,705)	$ 216,499

Reverse split 1 for 100 on
September 9, 2005	(117,162,887)	(117,163)	117,163			-

Balance at December 31, 2004,
retroactively restated	1,183,463	1,184	7,153,020	(6,468,000)	(469,705)	216,499

Issuance of common stock for:
Deferred consulting	450,000	450	494,550	(495,000)		-
Retirement of related party debt	500,000	500	549,500			550,000
Debt issuance cost	60,000	60	65,940			66,000
Reduction of accrued liability	100,000	100	109,900			110,000

Deferred consulting adjustment			(6,213,200)	6,213,200		-

Amortization of deferred consulting				325,579		325,579

Net loss					(2,257,811)	(2,257,811)

Balance at December 31, 2005,	2,293,463	2,294	2,159,710	(424,221)	(2,727,516)	(989,733)
as restated

Issuance of common stock for
reduction of accrued liability	652,000	652	149,348			150,000

Forgiven debt by related party			79,310			79,310

Conversion of notes payable	4,100,000	4,100	52,333			56,433

Reclassification of derivative liabilites and unamortized discount due to conversion
			58,431			58,431

Amortization of deferred consulting				424,221		424,221

Net loss					(3,683,176)	(3,683,176)

Balance at December 31, 2006	7,045,463	$ 7,046	$ 2,499,132	$ -	$ (6,410,692)	$ (3,904,514)

See Notes to Consolidated Financial Statements

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For years ended December 31,	2006	2005
		(Restated)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$ (3,683,176)	$ (2,257,811)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	41,331	53,912
Impairment of goodwill	166,621	-
Noncash interest expense and financing costs	3,606,136	602,741
Change in derivative liabilities	(1,936,311)	(4,080)
Non-cash adjustments	-	26,573
Loss on disposal of assets	6,368	113,995
Issuance of common stock for expenses	-	126,000
Loss on debt settlement	-	425,000
Compensation recognized on vested shares	424,221	325,579
(Increase) Decrease in:
Accounts receivable	45,054	690,646
Inventory	(288,475)	(9,317)
Prepaid and other assets	(85,830)	(18,621)
Increase (Decrease) in:
Accounts payable and accrued liabilities	293,313	290,957
Unearned revenue	(113,757)	(612,052)
Net cash flows used in operating activities	(1,524,505)	(246,478)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,065)	(11,694)
Proceeds from disposal of property and equipment	200	-
Net cash flows used in investing activities	(13,865)	(11,694)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment on long-term notes payable and capital lease obligations	(30,371)	(51,348)
Net proceeds from (repayments to) related parties	(25,560)	175,086
Net proceeds from convertible debt	1,678,500	225,000
Net cash flows provided by financing activities	1,622,569	348,738

NET INCREASE IN CASH	84,199	90,566
CASH AT BEGINNING OF YEAR	96,586	6,020
CASH AT END OF YEAR	$ 180,785	$ 96,586
Supplemental Disclosure of Cash Flow Information:
Income Taxes Paid	$ 2,400	$ 2,400
Interest Paid	$ 5,584	$ 21,917
Noncash Investing and Financing Activities:
Assumption of accounts payable by related party	$ 17,098	$ -
Issuance of common stocks for:
Reduction of accrued liabilities	$ 150,000	$ 50,000
Conversion of notes payable	56,433	-
Deferred consulting service	-	495,000
Retirement of related party debt	-	125,000
	$ 206,433	$ 670,000
Issuance of warrants in connection with convertible debt	$ 1,678,507	$ 299,975
Recorded a beneficial conversion feature	$ 3,393,635	$ 599,200
Transfer unamortized discount and derivative liabilities to paid in
capital due to conversion	$ 58,431	$ -
Equipment purchased under capital lease obligations	$ -	$ 4,700

See Notes to Consolidated Financial Statements

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND GOING CONCERN

Nature of Business: MotivNation, Inc. (F/k/a Aberdeen Mining Company, “the Company”) was incorporated on April 26, 1946, under the laws of the State of Idaho. The Company was organized to explore for, acquire and develop mineral properties in the State of Idaho. The initial and subsequent efforts in the acquisition, exploration and development of potentially viable and commercial mineral properties were unsuccessful. The Company has since ceased its mining business.

In 2003, the Company merged into its wholly-owned Nevada subsidiary, and changed its corporate domicile from the State of Idaho to the State of Nevada. The Company also changed its name from Aberdeen Idaho Mining Company to Aberdeen Mining Company.

On May 11, 2004, the Company completed a “reverse acquisition” transaction with Damon’s Motorcycle Creations, Inc. (“DAMON”), from which the Company acquired substantially all the assets and assumed substantially all the liabilities of DAMON, in consideration for the issuance of a majority of the Company’s shares of common stock. The reverse acquisition was completed pursuant to the Asset Purchase Agreement, dated as of May 11, 2004. Concurrent with the closing of the reverse acquisition, DAMON agreed to transfer 45,000 of the 888,799 shares it acquired from the Company to a creditor in exchange for the cancellation of the trade debt and as payment for ongoing consultant services by such creditor. For accounting purposes, DAMON is the acquirer in the reverse acquisition transaction, and consequently the assets and liabilities and the historical operations reflected in the financial statements are those of DAMON and are recorded at the historical cost basis of DAMON. All shares and per share data prior to the acquisition have been restated to reflect the stock issuance as a recapitalization of DAMON. Since the reverse acquisition transaction is in substance a recapitalization of the Company and is not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying consolidated statements of operations.

Following the reverse acquisition, the Company changed its name to MotivNation, Inc.

On October 11, 2004, the Company and its wholly owned subsidiary, TrixMotive Inc. (“TrixMotive”), a Nevada corporation, entered into an Asset Purchase Agreement with Moonlight Industries, Inc., a California corporation (“MOONLIGHT”), to acquire certain assets and liabilities of MOONLIGHT in exchange for 140,000 shares of the Company’s common stock. The president of MOONLIGHT became the Secretary of TrixMotive. The Company’s president and secretary agreed to return, in the aggregate, 140,000 shares of the Company’s common stock held by them to the Company prior to the closing of this acquisition. The company will continue under the MOONLIGHT brand but will operate under the TrixMotive corporate entity.

Following the acquisitions of DAMON, and MOONLIGHT, the Company ceased prior business operations, but intends to continue in the motorcycle and automotive industry that DAMON and TrixMotive, are a part of as well as plan to expand these businesses using the assets acquired. DAMON was in the business of customizing motorcycles and automobiles for

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

individuals and performing custom parts and accessories for independent dealers and manufacturers. TrixMotive is in the business of converting automobile chassis into stretched limousines and other specialized automotives.

Additionally, these businesses provide a full-range of services that cater to the custom motorcycle and automotive enthusiast, including the sale, manufacture, converting, customization, armor protecting, and installation of custom-built motorcycles and auto parts and accessories, as well as restoration, repair, and servicing. Damon's and TrixMotive, also specialized in custom paint work for both motorcycles and automobiles while engaging in the retail sale of aftermarket motorcycle and automotive parts, accessories, and related apparel.

Going Concern: The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred operating losses totaling $3,683,176 and $2,257,811 for the years ended December 31, 2006 and 2005, respectively. In addition, the Company has an accumulated deficit of $6,410,692 and its total liabilities exceed its total assets by $3,904,514 as of December 31, 2006. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have enough money to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

Management's plans include raising additional working capital through debt or equity financing and increasing marketing efforts to increase revenues. On January 30, 2006, the Company completed the sale of $2 million aggregate principal amount of 8% callable secured convertible notes due in 2009, and issued stock warrants purchasing up to $2.5 million shares of the Company’s common stock pursuant to a Security Purchase Agreement dated November 30, 2005 (See Note 9 – Convertible Notes Payable and Derivative Liabilities). The ability of the Company to continue as a going concern is dependent its ability to meet its financing arrangement and the success of its future operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of Consolidation and Presentation: The accompanying consolidated financial statements include the accounts of MotivNation, Inc. and its subsidiaries after elimination of all intercompany accounts and transactions. Certain prior period balances have been reclassified to conform to the current period presentation.

Use of estimates: The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue and Cost Recognition: The Company recognizes revenues from fixed-price contracts on the completed-contract method. Under this method, contract costs and related billings are accumulated in the accounting records and reported as deferred items on the balance sheet until the job is complete or substantially complete, provided that collectibility is reasonably assured. A contract is regarded as substantially complete if remaining costs of completion are immaterial. When the accumulated costs exceed the related billings, the excess is presented as a current asset (inventory account). If billings exceed related costs, the difference is presented as a current liability. Cash payments received in advance are deferred. Completed-contract method is used because management considers estimated total costs are not dependable measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and warranty work.

Vehicle sales are recorded when the title and risks and rewards of ownership have passed, provided that collectibility is reasonably assured.

Allowance for Bad Debts: The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As of December 31, 2006 and 2005, the Company considered its accounts receivable to be fully collectible; accordingly, no allowance for bad debts was recorded for each of the year. Bad debt expense for the years ended December 31, 2006 and 2005 was $51,140 and $17,752, respectively.

Cash Equivalents: For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments: The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and borrowings. The Company believes the financial instruments’ recorded values approximate current values because of their nature and respective durations. The convertible notes payable issued on November 2005 and January 2006 were evaluated and determined not conventional convertible and, therefore, because of certain terms and provisions including liquidating damages under the associated registration rights agreement the embedded conversion option was bifurcated and has been accounted for as a derivative liability instrument. The stock warrants issued in conjunction with these convertible notes payable were also evaluated and determined to be a derivative instrument and, therefore, classified as a liability on the balance sheet. The accounting guidance also requires that the conversion feature and warrants be recorded at fair value for each reporting period with changes in fair value recorded in the Consolidated Statements of Operations. The fair value of embedded conversion options and stock warrants are based on a Black-Scholes fair value calculation. The fair value of convertible notes payable is based on discounted cash flows of principal and interest payments.

Inventories: Raw materials and vehicles inventories are stated at the lower of cost or market, using the first-in, first-out method. Work in process inventory includes all direct materials, labor and overhead costs.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment: Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the following estimated useful lives of the assets: 3 to 7 years for office equipment, and 7 years for furniture and fixtures, and 10 years for machinery and tools. Depreciation expense was $41,331 and $53,912 for 2006 and 2005, respectively.

Goodwill: The Company accounts for goodwill in accordance with SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, goodwill and intangibles that are deemed to have indefinite lives are no longer amortized but, instead, are to be reviewed at least annually for impairment. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit. The Company recorded goodwill in connection with the Company’s acquisition described in Note 13 amounting to $333,242. The Company’s annual impairment review of goodwill has identified that the goodwill impairment charge of $166,621 are necessary for the year ended December 31, 2006 as discussed in Note 5.

Convertible Notes Payable and Derivative Liabilities: The Company accounts for convertible notes payable and warrants in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires the conversion feature of convertible debt be separated from the host contract and presented as a derivative instrument if certain conditions are met. Emerging Issue Task Force (EITF) 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" and EITF 05-2, "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19" were also analyzed to determine whether the debt instrument is to be considered a conventional convertible debt instrument and classified in stockholders' equity. The convertible notes payable issued on November 2005 and January 2006 were evaluated and determined not conventional convertible and, therefore, because of certain terms and provisions including liquidating damages under the associated registration rights agreement the embedded conversion option was bifurcated and has been accounted for as a derivative liability instrument. The stock warrants issued in conjunction with these convertible notes payable were also evaluated and determined to be a derivative instrument and, therefore, classified as a liability on the balance sheet. The accounting guidance also requires that the conversion feature and warrants be recorded at fair value for each reporting period with changes in fair value recorded in the consolidated statements of operations.

A Black-Scholes valuation calculation was applied to both the conversion features and warrants at issuance dates and reporting date. The issuance date valuation was used for the effective debt discount that these instruments represent. The debt discount is amortized over the three-year life of the debts using the effective interest method. The reporting date valuation was used to record the fair value of these instruments at the end of the reporting period with any difference from prior period calculations reflected in the consolidated statement of operations.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Income Per Share: Basic net income per share includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net income per share is computed by dividing net income by the weighted average number of common shares and the dilutive potential common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares and excludes dilutive potential common shares outstanding, as their effective is anti-dilutive. Dilutive potential common shares primarily consist of stock warrants, unvested common stocks, and shares issuable under convertible debt.

Advertising Costs: All advertising costs are expensed as incurred. Advertising expenses were $12,890 and $17,490 for 2006 and 2005, respectively.

Income Taxes: Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

Stock-Based Compensation: The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and the EITF Issue No. 00-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Under the guidance in Issue 00-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

New Accounting Pronouncements: In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instrument-an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS No. 133. SFAS No. 155 allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Management is evaluating the financial statement impact of the adoption of SFAS No. 155.

In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109,” which clarifies the accounting of uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, “Accounting of Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of this Interpretation are effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the financial statement impact of the adoption of FIN 48.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. SFAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The stated purpose of SAB 108 is to provide consistency between how registrants quantify financial statement misstatements.

Prior to the issuance of SAB 108, there have been two widely-used methods, known as the "roll-over" and "iron curtain" methods, of quantifying the effects of financial statement misstatements. The roll-over method quantifies the amount by which the current year income statement is misstated while the iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. Neither of these methods considers the impact of misstatements on the financial statements as a whole.

SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the Company's financial statements and the related financial statement disclosures. This approach is referred to as the "dual approach" as it requires quantification of errors under both the roll-over and iron curtain methods.

SAB 108 allows registrants to initially apply the dual approach by either retroactively adjusting prior financial statements as if the dual approach had always been used, or by recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

The Company will initially apply SAB 108 using the cumulative effect transition method in connection with the preparation of the annual financial statements for the year ending December 31, 2006. The Company does not believe the adoption of SAB 108 will have a significant effect on its consolidated financial statements.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Errors Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statement.” SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effective adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

is effective for accounting changes and corrections of errors made in fiscal years beginning after December 14, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe this pronouncement will have a material impact in its consolidated financial position, results of operations or cash flows.

The FASB has also issued SFAS No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140” and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” but they will not be applicable to the current operations of the Company. Therefore a description and the impact on the Company’s operations and financial position for each of the pronouncements above have not been disclosed

NOTE 3 – RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying 2005 consolidated financial statements have been restated to correct the accounting for convertible debt under the SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." and the accounting for restricted stock based compensation under EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

The following table sets forth a reconciliation of previously reported and restated net loss and net loss per share for the year ended December 31, 2005:

	Amount	Per share
Net loss as previously reported	$ (872,918)	$ (0.40)
Weighted average number of shares adjustment	-	(0.05)
Financing costs and derivative liabilities adjustments:
Additional financing costs results of beneficial conversion feature	(601,213)	(0.31)
Change in fair value of derivative liabilities	4,080	-
Total financing costs and dervative liabilities adjustments	(597,133)	(0.31)
Restricted stock award payments adjustment	(787,760)	(0.40)
Total adjustments	(1,384,893)	(0.71)
Net loss as restated	$ (2,257,811)	$ (1.16)

These restatement adjustments and revisions are further described below:

Financing Costs And Derivative Liabilities Adjustments

The December 31, 2005 consolidated financial statements have been restated to record a beneficial conversion feature related to convertible notes payable issued by the Company on November 30, 2005. The result is to record a discount on debt to $300,000 which will be amortized over the three-year life of the notes using interest method and to increase the excess discounts to financing costs by $299,200. Also, in accordance with EITF 00-19, the conversion feature of each convertible debenture should have been included as a long-term liability, originally valued at fair value at the date of issuance. As a liability, the convertible features are revalued each period until and unless the debt is converted. If the debt is converted prior to maturity, the carrying value will be transferred to equity. The conversion feature should be

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

revalued each period until the convertible debt is converted, with the change in fair value from the date of issuance to the end of the period recorded as other income or expense for each period.

The Company has also recorded an amount of $299,975 related to the fair value of warrants issued with the debt, which was recorded as a liability due to a registration rights agreement. The result is to increase aggregate financing costs by $601,213 for the year ended December 31, 2005. Also, the fair values of the conversion features and warrants have been corrected to reflect a fair value of $895,095 at December 31, 2005, and an income of change in fair values of $4,080 has been recorded during the year ended December 31, 2005.

Restricted Stock Award Payments Adjustments

In addition, the original accounting treatment for restricted stock award payments was based upon a subjective determination of the most appropriate value of the Company’s common shares. Specifically, the Company elected to use $0.25 per share for such calculations, representing about a 75% discount of the quoted market price of $1.10 on the date of grant. Upon subsequent re-examination of the circumstances, it was determined that the use of the quoted market price was required by the EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Consequently, the calculations were revised and additional stock based payment was recorded. The weighted average number of common shares used to calculate the net loss per share was also revised to exclude all unvested shares.

NOTE 3 – RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The restatement also included a reclassification of loss on disposal of equipment from other expense to operating expenses to comply with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The correction for this reclassification increased operating expenses by $113,995 and decreased other expenses by the same amount. This correction did not affect net loss or net loss per share for the year ended December 31, 2005.

The following is a summary of the effect of the restatement on the originally issued Consolidated Statement of Operations, Consolidated Balance Sheet and Consolidated Statement of Cash Flows as of and for the year ended December 31, 2005.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF OPERATIONS

	Previously
	Reported	Restated
Sales:
Sales - products	$ 876,910	$ 876,910
Sales - services	2,409,613	2,409,613
Total sales	3,286,523	3,286,523

Cost of sales:
Cost of products	809,497	809,497
Cost of services	1,975,334	1,975,334
Total costs of sales	2,784,831	2,784,831

Gross profit	501,692	501,692

Operating Expenses:
Selling, general and administrative Expenses	1,192,955	1,504,715
Loss on disposal of assets	-	113,995
Total Operating Expenses	1,192,955	1,618,710

Operating loss	(691,263)	(1,117,018)

Other income(expenses)
Interest and other income	41,620	41,620
Change in derivative liabilities	-	4,080
Loss on debt settlement	-	(425,000)
Loss on disposal of assets	(113,995)	-
Interest expense	(106,880)	(156,352)
Financing costs	-	(602,741)
Total other income(expenses)	(179,255)	(1,138,393)

Net loss before state franchise tax	(870,518)	(2,255,411)

State franchise tax	2,400	2,400

Net loss	$ (872,918)	$ (2,257,811)

Net loss per share-Basic and Diluted	$ (0.40)	$ (1.16)

Weighted Average Number of Shares	2,200,964	1,948,682

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET
	Previously
	Reported	Restated
ASSETS
Current Assets
Cash	$ 96,586	$ 96,586
Accounts receivable, net	92,405	92,405
Prepaid expenses and other current assets	26,912	26,912
Inventory	165,854	165,854
Total Current Assets	381,757	381,757

Property and equipment, net	197,911	197,911

Goodwill	333,242	333,242
Debt issuance cost, net	53,472	53,472
Other assets	21,696	21,696

TOTAL ASSETS	$ 988,078	$ 988,078
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$ 249,740	$ 249,740
Accrued liabilities	363,226	363,226
Unearned revenue	149,367	149,367
Short-term notes payable to related parties	264,911	264,911
Current portion of long-term notes payable	4,216	4,216
Current portion of capital lease obligations	31,299	31,299
Total Current Liabilities	1,062,759	1,062,759
Long-Term Debt
Long-term notes payable, excluding current portion	7,349	7,349
Capital lease obligations, excluding current portion	10,570	10,570
Convertible notes payable, net of unamortized discount of $297,962	300,000	2,038
Derivative liabilities	-	895,095
Total Long-Term Liabilities	317,919	915,052
Total Liabilities	1,380,678	1,977,811

Stockholders' Deficit
Preferred Stock, $0.001 par value; 100,000,000 shares authorized;
none issued and outstanding	-	-
Common Stock, $0.001 par value; 300,000,000 shares authorized;
issued and outstanding 2,293,463 shares	2,294	2,294
Paid-in Capital	1,241,210	2,159,710
Deferred consulting	(293,481)	(424,221)
Accumulated deficit	(1,342,623)	(2,727,516)
Total Stockholders' Deficit	(392,600)	(989,733)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 988,078	$ 988,078

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CONSOLIDATED STATEMENT OF CASH FLOWS
	Previously
	Reported	Restated
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$ (872,918)	$ (2,257,811)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	53,912	53,912
Noncash interest expense and financing costs	1,528	602,741
Change in derivative liabilities	-	(4,080)
Non-cash adjustments	26,573	26,573
Loss on disposal of assets	113,995	113,995
Issuance of common stock for expenses	15,000	126,000
Loss on debt settlement	-	425,000
Compensation recognized on vested shares	73,819	325,579
(Increase) Decrease in:
Accounts receivable	690,646	690,646
Inventory	(9,317)	(9,317)
Prepaid and other assets	(18,621)	(18,621)
Increase (Decrease) in:
Accounts payable and accrued liabilities	290,957	290,957
Unearned revenue	(612,052)	(612,052)
Net cash flows used in operating activities	(246,478)	(246,478)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(11,694)	(11,694)
Net cash flows used in investing activities	(11,694)	(11,694)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment on long-term notes payable and capital lease obligations	(51,348)	(51,348)
Net proceeds from (repayments to) related parties	175,086	175,086
Net proceeds from convertible debt	225,000	225,000
Net cash flows provided by financing activities	348,738	348,738

NET INCREASE IN CASH	90,566	90,566
CASH AT BEGINNING OF YEAR	6,020	6,020
CASH AT END YEAR	$ 96,586	$ 96,586

Supplemental Disclosure of Cash Flow Information:
Income Taxes Paid	$ 2,400	$ 2,400
Interest Paid	$ 21,917	$ 21,917
Noncash Investing and Financing Activities:
Issuance of common stocks for:
Reduction of accrued liabilities	$ 50,000	$ 50,000
Deferred consulting service	112,500	495,000
Retirement of related party debt	125,000	125,000
	$ 287,500	$ 670,000
Issuance of warrants in connection with convertible debt	$ -	$ 299,975
Recorded a beneficial conversion feature	$ -	$ 599,200
Equipment purchased under capital lease obligations	$ 4,700	$ 4,700

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – BALANCE SHEET DETAILS

The following tables provide details of selected balance sheet items:

At December 31,	2006	2005
Accounts Receivable, net
Billed -
Completed jobs	$ 21,750	$ 58,925
Unbilled -
Completed jobs	25,601	32,389
Jobs in progress	-	1,091
Subtotal	25,601	33,480
Accounts receivable, net	$ 47,351	$ 92,405
Inventory
Painted materials	$ 81,477	$ 85,513
Mechanical materials	26,903	23,634
Body shop materials	10,390	10,359
Vehicles	181,577	46,348
Work-in Process	153,982	-
Total inventory	$ 454,329	$ 165,854
Property and Equipment, net
Automobiles	$ 19,026	$ 19,026
Furniture and fixtures	7,114	1,839
Machinery and equipment	226,590	228,188
Office equipment	700	700
	253,430	249,753
Less: accumulated depreciation	(89,353)	(51,842)
Property and Equipment, net	$ 164,077	$ 197,911
Accrued Liabilities
Accrued payroll and related taxes	$ 177,231	$ 69,178
Credit cards payable	10,697	22,685
Accrued vacation	10,778	20,529
Accrued interest	177,736	58,551
Accurd services	-	150,000
Others	55,989	42,283
Total accrued liabilities	$ 432,431	$ 363,226

NOTE 5 – IMPAIRMENT OF GOODWILL

The Company recorded $333,242 of goodwill in connection with its acquisition of Moonlight Industries, Inc. (see Note 13). The amount that the Company recorded in connection with this acquisition was determined by comparing the aggregate amounts of the respective purchase price plus related transaction costs to the fair values of the net tangible and identifiable intangible assets acquired for the business acquired.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company performed its annual impairment test of goodwill at its designated valuation date of December 31, 2006 in accordance with SFAS 142. As a result of these tests, the Company determined that the amount of goodwill recorded was not recoverable. Accordingly the Company recorded a goodwill impairment charge of $166,621 for the year ended December 31, 2006.

NOTE 6 – SHORT-TERM NOTES PAYABLE TO RELATED PARTIES

At December 31, short-term notes payable to related parties consisted of the following:

		2006	2005
1.)	Revolving line of credit up to $50,000, payable
	to a related party [a]	$ 107,998	$ 111,302

2.)	Payable to a related party, interest accrued at
	10%, due on July 2, 2005 [b]	32,388	32,388

3.)	Demand note payable to a related party, non-
	interest bearing	49,000	49,000

4.)	Demand note payable to a related party, non-
	interest bearing	3,617	3,373

5.)	Inventory line of credit to a related party [c]	65,000	68,848

6.) Payable to a related party, interest accrued at 8%,
	due on November 8, 2007[d]	17,098	-

	Total	$ 275,101	$ 264,911

a.

On July 26, 2004, the Company entered into a revolving line of credit agreement with the Company’s CEO. Under this agreement the Company can borrow working capital advances up to a total of $50,000, payable on or before July 26, 2005, extended to December 31, 2006, with interest payable monthly commencing on December 15, 2004 at 10% per annum. Borrowings under this agreement are unsecured. The Company is currently negotiating the note payments.

b.

The note is convertible into the Company’s common stock at 70% of the average of the three lowest closing bid prices within the first seven trading days after the effective day of the note. The due date of the note is extended to December 31, 2006. The Company is currently negotiating the note payments.

c.

On December 21, 2004, TrixMotive entered into an agreement with Infinity Capital Partners, LLC (“IPC”), a related party, for inventory financing in the amount of $250,000 to finance the Company’s vehicle inventory chassis. Interest is payable at 9% for every inventory chassis financed below $48,000 and at 7% for every inventory chassis financed above $48,000. Principal and interest is due, no longer than ten weeks, upon the delivery and or final payment made to the Company for the finished goods. The line of credit is secured by

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the inventory chassis vehicle title and remains in force until January 31, 2006. On December 28, 2006, TrixMotive and IPC entered in to a settlement agreement providing that IPC shall forgive the original note balance and related accrued interest of $144,310 in exchange of a new promissory note of $65,000. As a result, an aggregate amount of $79,310 was forgiven. The new note is payable in minimum quarterly installments of $3,000. The remaining unpaid amount will be due at June 30, 2008.The new note bears a zero interest. The Company recorded the transaction as equity transaction because IPC is a related party based on the guidance outlined in paragraph 20 of APB Opinion 26, “Early Extinguishment of Debt.”

The Company had issued 6,000,000 shares of the Company’s common stock for the consideration for this line of credit (see Note 10).

d.

On July 18, 2006, the Company’s CEO assumed a liability of $17,098 payable to a former attorney. The Company issued a note payable of this amount on November 8, 2006. The note bears interest at 8% per annum payable quarterly in cash. The note is due on November 8, 2007.

As of December 31, 2006 and 2005, total accrued interest due to these related parties was $27,023 and $56,512, respectively.

NOTE 7 – LONG-TERM NOTES PAYABLE

At December 31, long-term notes payable consisted of the following:

		2006	2005
1.)	Note Payable to Dell - Monthly installments of
	$90, including interest at 9.99% per annum, due
	March 2006. Secured by office equipment.	$ 980	$ 794

2.)	Note Payable to Bank of America - Monthly
	installments of $337, including interest at 5.99%
	per annum, due January 2009. Secured by a vehicle	7,441	10,771

		8,421	11,565
	Less: current maturities	(4,667)	(4,216)

	Long-term notes payable	$ 3,754	$ 7,349

The future principal payments on the notes payable as of December 31, 2006 are summarized as follows:

Year ending December 31,
2007	$ 4,667
2008	3,754
$ 11,565

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – CAPITAL LEASE OBLIGATIONS

Certain long-term lease transactions relating to the financing of equipment and machinery are accounted for as capital leases. Capital lease obligations reflect the present value of future rental payments, les an interest amount implicit in the lease.

A corresponding amount is capitalized as property and equipment, and amortized over the individual asset’s estimated useful life. Amortization of assets under capital lease obligations is included in depreciation expense.

The leases bear interest rate ranging from 8.87% to 9.70% and require monthly lease payments aggregate of $2,997.

The following table presents the future minimum lease payments under the capital leases together with the present value of the minimum lease payments as of December 31, 2006:

Year Ending December 31,
2007	$ 17,063
2008	286
Total minimum lease payments	17,349
Lease amount representing interest	2,707
Present value of minimum lease payments	14,642
Less: current portion	14,381
Non-current portion	$ 261

The following is an analysis of leased assets included in property and equipment at December 31, 2006 and 2005:

At December 31,	2006	2005
Machinery and equipment	$ 91,841	$ 91,841
Less: accumulated depreciation	(21,330)	(11,675)
Net leased assets	$ 70,511	$ 80,166

NOTE 9 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

On January 30, 2006, the Company completed the sale of $2 million aggregate principal amount of 8% callable secured convertible notes due in 2009, and issued stock warrants purchasing up to 2.5 million shares of the Company’s common stock. Proceeds from the notes amounted to $1,903,500 after issuance costs, of which the first traunch of $300,000 (less issuance costs of $55,000 and $20,000 for prepaid officers’ life insurance) was received on November 30, 2005, the second traunch of $500,000 (less issuance costs of $6,000) was received on January 5, 2006, and the third and final traunch of $1,200,000 (less issuance costs of $15,500) was received on January 30, 2006. During 2006, the Company has converted $56,433 principal amount into 4,100,000 shares of the Company’s common stock at the request of the note holders. No conversion took place in 2005.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company filed a registration statement with the SEC on December 15, 2005 and amended the registration statement on December 30, 2005, with respect to the sale of the notes and common stock issuable upon the conversion of the notes. The issuance costs incurred in connection with the convertible notes are deferred and being amortized to interest expense over the life of each debenture traunch.

The Company is accounting for the conversion option in the debentures and the associated warrants as derivative liabilities in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF No. 05-2, “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19.” The Company attributed beneficial conversion features to the convertible debt using the Black-Scholes Option Pricing Model. The fair value of the conversion feature has been included as a discount to debt in the accompanying balance sheet up to the proceeds received from each traunch, with any excess charged to operations. The discount is being amortized over the life of each debenture traunch using the interest method.

The following tables describe the valuation of the conversion feature of each traunch of the convertible debenture, using the Black Scholes pricing model:

	11/30/05 Traunch	1/4/06 Traunch	1/30/06 Traunch
Approximate risk free rate	4.41%	4.28%	4.47%
Average expected life	3 years	3 years	3 years
Dividend yield	0%	0%	0%
Volatility	356.33%	348.92%	342.77%
Estimated fair value of conversion feature	$599,200	$998,346	$2,395,289

The Company recorded the fair value of the conversion feature, aggregate of $599,200 and $3,393,635 as a discount to the convertible debt in the accompanying balance sheets as of December 31, 2006 and 2005, respectively, up to the proceeds received from each traunch, with any excess or $299,200 and $1,693,635 charged to expense for the years then ended. Amortization expense related to the conversion feature discount for the years ended December 31, 2006 and 2005 was $208,327 and $2,038, respectively. Remaining unamortized discount as of those dates was $1,735,436 and $297,962, respectively.

The Company also granted warrants to purchase 2,500,000 shares of common stock in connection with the financing. The warrants are exercisable at $1.50 per share for a period of five years, and were fully vested. The warrants have been valued at $1,978,482 using the Black-Scholes Option Pricing Model with the following weighted-average assumptions used.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	11/30/05 Traunch	1/4/06 Traunch	1/30/06 Traunch
Approximate risk free rate	4.42%	4.28%	4.46%
Average expected life	5 years	5 years	5 years
Dividend yield	0%	0%	0%
Volatility	356.33%	348.92%	342.77%
Number of warrants granted	375,000	625,000	1,500,000
Estimated fair value of total warrants granted	$299,975	$493,692	$1,184,815

In accordance with the EITF 00-19, the conversion feature of each convertible debenture and the stock warrants issued in conjunction with convertible debentures have been included as long-term liabilities and were originally valued at fair value at the date of issuance. As a liability, the convertible features and the stock warrants are revalued each period until and unless the debt is converted. As of December 31, 2006 and 2005, the fair values of the conversion feature and the stock warrants aggregated to $3,918,296 and $895,095, respectively. The Company recorded a gain of $1,936,311 and $4,080 for the years then ended related to the change in fair value from the dates of issuance of the convertible debt (or December 31, 2005 for the traunch received on November 30, 2005) to December 31, 2006. This amount is recorded as “Change in Derivative Liabilities” a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

NOTE 10 – STOCKHOLDERS’ EQUITY

Shares for Debt Agreement

On February 2, 2006 the Board of Directors approved the issuance of 217,000 unregistered shares of common stock to the Chief Financial Officer and Secretary of the Company, and the Company entered into Shares for Debt Agreement with the CFO on the same date. The consideration received by the Company consisted of $50,000 in services rendered by the CFO during the period from January 1, 2005 through December 31, 2005, and a full release from any other claims for compensation relating to such period. The services had been accrued in prior year.

The Board has also approved the issuance of 435,000 unregistered shares of common stock to the Chief Executive Officer and Chairman of the Board of the Company, and the Company entered into Shares for Debt Agreement with the CEO on the same date. The consideration received by the Registrant consisted of $100,000 in services rendered by the CEO during the period from January 1, 2005 through December 31, 2005, and a full release from any other claims for compensation relating to such period. The services had been accrued in prior year.

The value of the shares was based on the lowest price of the last trading day from February 2, 2006 (date of grant) which was $0.23 per share as there was limited trading volume. Therefore, no gain or loss on debt settlement was recorded.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 15, 2005, the Board has approved the issuance of 100,000 unregistered shares of common stock to the Chief Financial Officer, and the Company entered into Shares for Debt Agreement with him. The consideration received by the Registrant consisted of $50,000 in services rendered by the CFO during the period from May 11, 2004 through December 31, 2004, and a full release from any other claims for compensation relating to such period. The shares were valued at $1.10 which was the closing market price on the date of grant. Therefore, additional compensation of $60,000 was recognized in 2005. The services had been accrued in 2004.

Restricted Stock Agreements

On February 15, 2005, the Board of Directors approved the issuance of 50,000 unregistered shares of the Company’s common stock to each of the three directors and the issuance of 150,000 unregistered shares to each of the two consultants, and entered into a Restricted Stock Agreement with each of these directors and consultants. Each Restricted Stock Agreement provides for certain vesting conditions, a lock-up agreement, a first refusal right of the Company with respect to certain proposed transfers, a drag-along right of the Company in connection with certain corporate transactions, and a 5-year market stand-off agreement prohibiting transfers for up to 180 days following the effective date of any registration statement of the Company. If the director or the consultant does not meet the vesting conditions pursuant to the Agreement by December 31, 2005 (amended to December 31, 2006), then a pro rata portion of the restricted shares shall be vested based on the formula provided by the Agreement. All restricted shares that do not vest as of December 31, 2006 shall be automatically rescinded and cancelled. Each director or consultant may vote the stock received to the extent any unvested shares are rescinded and cancelled. The consideration received by the Company consisted of services rendered to the Company and the continuing dedication of these directors and consultants to the Company’s business. The shares were valued at $1.10 per share (the closing market price on date of grant), or $495,000 of total. Compensation expense is recognized over the vesting period based on the formula provided by the Agreements.

As of December 31, 2006, all shares under the Agreements were vested and the Company recognized $169,421 and $325,579 in compensation for years ended December 31, 2006 and 2005, respectively.

Retirement of a Related Party Debt

In 2005, the Board has also approved the issuance of 600,000 unregistered shares of the Company’s common stock to an officer to retire her debt in the amount of $125,000. As of September 30, 2005, the excess of 100,000 shares over the carrying value of the debt were cancelled. The shares were valued at $1.10, which was the closing market price on the date of issuance. Therefore, a loss on debt settlement of $425,000 was recorded.

Collateral of Line of Credit

In 2005, the Board of Directors has also approved to issue 60,000 unregistered shares of the Company’s common stock for the consideration for the inventory line of credit as disclosed in Note 6. The shares will be held in an escrow and be released upon either approval from the

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company or a default on the terms from the Company. The Company has an option to buy back the shares at $6.00 per share within one year. The shares were released in first quarter and the Company had recognized an interest expense of $66,000. The shares were valued at $1.10 which was the closing market price on the date of issuance.

Reverse Stock Split

On September 9, 2005, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Nevada Secretary of State, pursuant to which the Company effectuated a reverse stock split in an exchange ratio of one newly issued share for each hundred shares of its common stock outstanding, thereby decreasing the number of issued and outstanding shares to 2,293,464. The Board of Directors also amended its articles of incorporation to maintain the par value of the stock at $0.001. The accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

NOTE 11 – INCOME TAX

Provision of income tax consists of a minimum state franchise tax of $2,400 for each of the year ended December 31, 2006 and 2005, respectively.

As of December 31, 2006, the Company has net operating loss carryforwards, approximately of $3.1 million and $3 million to reduce future federal and state taxable income, respectively. To the extent not utilized, the carryforwards will begin to expire through 2026 for federal tax purposes and through 2016 for state tax purposes. The Company’s ability to utilize its net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company’s net deferred tax assets.

The deferred tax assets as of December 31, 2006 and 2005 consist of the following:

	2006	2005
Tax Benefit on net operating loss carryforward	$1,307,897	$ 606,697
Temporary difference in other accruals	71,082	102,630
Temporary difference in depreciation and amortization	57,865	(3,342)
Others	743,476	127,722
Less: valulation allowance	(2,180,320)	(833,707)
Net deferred tax assets	$ -	$ -

NOTE 12 – NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share for the periods:

	For years ended December 31,
	2006	2005
Numerator:
Net Loss	$ (3,683,176)	$ (2,257,811)
Denominator:
Weighted Average Number of Shares	5,110,004	1,948,682
Net loss per share-Basic and Diluted	$ (0.72)	$ (1.16)

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As the Company incurred net losses for the year ended December 31, 2006, potential dilutive securities from stock warrants and unvested common stocks totalling 68,460 equivalent shares have been excluded from diluted net loss per share computations as their effect was deemed anti-dilutive. In accordance with SFAS No. 128, “Earnings Per Share”, the Company also has excluded from the calculation of diluted net loss per share approximately 3,626 shares relating to its 10% related party convertible debt that are anti-dilutive. As of December 31, 2006, depending on the stock price on the conversion date, up to maximum of 209,427,866 shares, subject to certain adjustments, may be issued upon conversion of the 8% Callable Secured Convertible Notes. For additional information, see “Note 9 – Convertible Notes Payable and Derivative Liabilities.” Stock warrants to purchase approximately 2,513,875 shares were outstanding, but were not included in the computation of diluted net loss per share because the exercise price of the stock warrants were greater than the average share price of the common stocks, and, therefore, the effect would have been antidilutive.

As the Company incurred net losses for the years ended December 31, 2005, potential dilutive securities from stock warrants and unvested common stocks totalling 252,282 equivalent shares have been excluded from diluted net loss per share computations as their effect was deemed anti-dilutive. In accordance with SFAS No. 128, “Earnings Per Share”, the Company also has excluded from the calculation of diluted net loss per share approximately 3,395 shares relating to its 10% related party convertible debt that are anti-dilutive. As of December 31, 2005, depending on the stock price on the conversion date, up to maximum of 411,871 shares, subject to certain adjustments, may be issued upon conversion of the 8% Callable Secured Convertible Notes. Stock warrants to purchase approximately 375,000 shares were outstanding, but were not included in the computation of diluted net loss per share because the exercise price of the stock warrants were greater than the average share price of the common stocks, and, therefore, the effect would have been antidilutive.

NOTE 13 – MERGER AND ACQUISITION

Damon Motorcycle Creations, Inc.

Pursuant to terms of an Asset Purchase Agreement dated May 11, 2004, the Company acquired substantially all of the assets and liabilities of DAMON in consideration for the issuance of 888,799 shares to the shareholders of DAMON.

The acquisition is a reverse takeover transaction whereby DAMON is identified as the acquirer (accounting parent) of MotivNation, Inc. The purchase price of DAMON is assumed to be equal to its book value and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the shareholders of DAMON represents the net book value of MotivNation, Inc. at date of closing May 11, 2004.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Details of the net liabilities assumed at book value at the acquisition date are as follows:

Current assets	$ -
Less: Current Liabilities	(9,874)
Net liabilities assumed	$ (9,874)

Supplemental Information for MotivNation, Inc. at and for the period ended May 11, 2004 (formerly known as Aberdeen Mining Company):

Summary Balance Sheets:

Assets	$ -
Liabilities	(9,874)
Net Assets (Liabilities)	$ (9,874)

Stockholders’ Deficit:

Preferred stock, $0.001 par value; 100,000,000 shares
authorized; none issued and outstanding	$ -
Common stock, $0.001 par value; 300,000,000 shares
authorized;9,866,500 shares issued and outstanding	9,867
Additional paid-in capital	911,881
Accumulated deficit	(931,622)
Total stockholders' deficit	$ (9,874)

Summary Statements of Operations:

Revenue	$ 45
General and administrative expenses	43,210
Net Loss for the Period	$ (43,165)

Moonlight Industries, Inc.

On October 11, 2004, the Company acquired substantially of all assets and liabilities of Moonlight Industries, Inc. (“Moonlight”) through its acquisition subsidiary, TrixMotive, Inc. (“TrixMotive”). The purchase price for this acquisition was 140,000 shares of the Company’s common stock, approximately valued at $2.375 per share, which is the average price of the Company’s common stock over the five trading days immediately preceding and two trading days immediately following October 11, 2004. The Company’s president and secretary agreed to return, in the aggregate, 140,000 shares of the Company’s common stock held by them to the Company prior to the closing of this acquisition.

The acquisition was accounted for as purchase transaction under SFAS No. 141, and accordingly, the tangibles assets acquired were recorded at their fair value at the date of the

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

acquisition. The results of operations of Moonlight Industries have been included in the Company’s consolidated financial statements subsequent to the date of acquisition.

The purchase price was approximately $332,500. Direct transaction costs incurred in connection with the acquisition were immaterial. The allocation of the purchase price to assets acquired and liabilities assumed is presented in the table that follows:

Tangible assets acquired	$ 286,991
Property and equipment	148,193
Goodwill	333,242
Liabilities assumed	(435,926)
Total purchase price	$ 332,500

The president of Moonlight became the Company’s chief operating officer and secretary of TrixMotive. Moonlight specializes in creating customized vehicles to suit the tastes and needs of each individual customer.

NOTE 14 - CHANGE OF OFFICERS AND DIRECTORS

On January 6, 2006, the Board of Directors of the Company elected George R. Lefevre, the Chief Executive Officer to the MotivNation Board of Directors as well as the Chairman of the Board.

On February 15, 2005, the Board of Directors approved the removal of both officers from the Company and the election of George R. Lefevre to the position of Chief Executive Officer and President of the Company, Jay Isco to the position of Chief Financial Officer and Secretary of the Company, and Leslie A. McPhail to the position of Chief Operating Officer of the Company.

NOTE 15 – BUSINESS AND CREDIT CONCENTRATIONS

The Company has no major customer in both Customized Automotive and Customized Motorcycle segments for year ended December 31, 2006. One customer accounted for approximately $967,065 or 32.5% of the Customized Automotive segment revenues for the year ended December 31, 2005. A major customer accounted for approximately $52,440 or 17% of the Customized Motorcycle segment revenues for the year ended December 31, 2005.

The Company maintains its cash deposit accounts at commercial banks. At times, account balances may exceed federally insured limits. The Company has not experienced any losses on these accounts, and management believes the Company is not exposed to any significant risk on cash accounts.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its office facilities under various non-cancelable operating leases that expire through August 2009. The lease expense for the years ended December 31, 2006 and 2005 was $215,398 and $243,373, respectively.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2006, the minimum lease payments under these leases are:

Year ended December 31,	Amount
2007	$ 220,752
2008	206,079
2009	110,334
$ 426,831

Business Consulting Agreement

On April 20, 2004, the Company and NeoTactix (NTX) entered into a Business Consulting Agreement pursuant to which NeoTactix agreed to provide certain business consulting services to the Company as specified in the Agreement, In exchange for such services, the Company agreed to issue 196,000 shares of the Company’s common stock. The Company and NTX agree that the compensation shares issued the Company to affiliates of NTX shall be cancelled and returned to the Company if, prior to October 31, 2005, the Company has not achieved certain benchmarks pursuant to the Agreement. The shares were initially valued at $33 per share or $6,470,000 of total. On October 5, 2005, the Board of Directors approved an extension to the consulting agreement to expire October 31, 2006. The Company wrote-down the deferred consulting services, offset against additional paid-in capital, to $254,800 at $1.30 per share which was the closing market price on October 5, 2005.

On November 6, 2006, the Board of Directors approved to eliminate the forfeiture clause of the agreement. As a result, the Company recognized the compensation expense.

Legal Proceedings

A former employee of Moonlight Industries filed a workers compensation claim against the Company. The former employee is alleging that he was injured during the course of his employment with Moonlight Industries. The damages claimed by the former employee do not appear to be covered by insurance. Management is responding to the case vigorously defending it as they believe the claim is frivolous and potentially fraudulent. In the opinion of the Company’s legal counsel, the likelihood of an unfavourable outcome is low.

Damon’s historically leased four (4) units space in city of Brea, California under four separate non-cancelable operating lease agreements, which expires through November 30, 2007. Damon’s currently does not occupy the spaces. In July, the landlord filed claims against Damon’s for the past due rent and charges of all units, aggregate of $19,657, and the additional amounts due pursuant to the remaining terms of the lease agreements. The obligations under the remaining terms of the lease agreements are estimated at a total of $89,086. Subsequently, Damon’s and the landlord entered into a Surrender Agreement for one unit, providing that Damon’s agreed to forfeit a security deposit of $1,568 and to pay a sum of $3,822, representing the unpaid charges and rent through the date of agreement. In return, the landlord agreed to discharge and release Damon’s from all obligations under the lease agreement of that unit.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

No provision for any contingent liabilities has been made in the accompanying consolidated financial statements since management cannot predict the outcome of the claims or estimate the amount of any loss that may result. In addition, the Company has received an outside legal opinion from an attorney that states the outstanding liability is not the Company’s as the original lease was signed by the previous owners of Damon’s. However, the Company will continue to accrue the past due rent of $19,657 in the accompanying financial statements until this matter is resolved.

On December 7, 2005, a customer of TrixMotive filed a lawsuit in the Superior Court of Santa Clara County of California against TrixMotive claiming for breach of contract and warranty, intentional and negligence misrepresentation for a customized vehicle. The plaintiff seeks $98,827 in compensatory damages and other unspecified damages plus interest, attorneys’ fees and costs. The arbitrator after a hearing held on September 22, 2006 awarded that the plaintiff shall recover from the Company the price of the refrigerator and microwave which were ordered and paid for by the plaintiff but not installed in the vehicle, and that all other claims of plaintiff are denied as to the Company. The Plaintiff rejected the arbitration award on October 19, 2006. Subsequent to year end, there was a settlement court appearance by which the Company and the Plaintiff agreed to settle the claim in the amount of $2,000. Final settlement agreement is being processed. No liability was accrued as of December 31, 2006 as the settlement amount was considered insignificant.

The Company is also currently party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, management do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

While the outcome of these matters is not determinable, the Company does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Officer Indemnification

Under the Company's organizational documents, the Company's officers, employees and directors are indemnified against certain liability arising out of the performance of their duties. The Company's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. The Company does not carry Director and Officers insurance policy. However, based on experience, the Company expects any risk of loss to be remote.

Risk Management

The Company has been exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters for which Damon’s does not carry commercial insurance between June 29, 2005 and December 20, 2005.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – GUARANTEES AND PRODUCT WARRANTIES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheets as of December 31, 2006 and 2005.

In general, Damon’s offers a five-year warranty on workmanship to original purchaser and a manufacturer’s warranty from 90 days to one year for most of its products sold. TrixMotive warrants to the first registered owner for a period of one year or twelve thousand miles from the date of original purchase, whichever comes first, that this conversion shall be free from defects in materials and workmanship, under normal use and service. The Company’s liability under this warranty is limited solely to the repair or replacement of defective parts and/or workmanship.

The following table summarizes the activity related to the product warranty liability during 2006 and 2005:

For years ended December 31,	2006	2005
Beginning Balance	$ 12,350	$ 14,173
Provision of warranties	12,000	12,000
Utilization of warranty reserve	(15,356)	(13,823)
Ending Balance	$ 8,994	$ 12,350

NOTE 18 – RELATED PARTY TRANSACTIONS

As of December 31, 2006 and 2005, the Company’ chief executive officer, chief operating officer jointly with a beneficial owner, the former president and the former secretary own a controlling interest of 29% and 86.5% in the Company, respectively.

NOTE 19 – SEGMENT INFORMATION

The Company evaluates its reporting segments in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Chief Executive Officer has been identified as the Chief Operating Decision Maker as defined by SFAS No. 131. The Chief Executive Officer allocates resources to each segment based on their business prospects, competitive factors, net sales and operating results.

MOTIVNATION, INC. (F/K/A ABERDEEN MINING COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company currently reported two principal operating segments: (i) custom motorcycle, and (ii) custom automotive. The custom motorcycle segment provides a full range of services that cater to motorcycle enthusiast, including the sale, manufacture and installation of custom-built parts and accessories, the restoration, repair and servicing and the custom painting work. The custom automotive segment specializes in creating customized limousines to suit the tastes and needs of each individual customer.

The Company does not track its assets by operating segments. Consequently, it is not practical to show assets by operating segments.

Summarized financial information of the Company’s results by operating segment is as follows:

For years ended December 31,	2006	2005
Custom Motorcycle:
Net revenue to external customers	$ 47,424	$ 308,246
Cost of revenue	79,585	177,889
Margin	$ (32,161)	$ 130,357

Custom Automotive:
Net revenue to external customers	$ 2,282,083	$ 2,978,277
Cost of revenue	2,203,712	2,606,942
Margin	$ 78,371	$ 371,335

Total Net Revenue to External Customers	$ 2,329,507	$ 3,286,523
Total Cost of Revenue	2,283,297	2,784,831
Total Margin	46,210	501,692

Intersegment Revenues:
Custom Motorcycles	$ -	$ 2,150
Custom Automotive	-	-
Total Intersegment Revenues	$ -	$ 2,150

Intersegment transactions are recorded at cost. The margins reported reflect only the direct controllable expenses of each line of business and do no represent the actual margins for each operating segment because they do not contain corporate and general and administrative expenses, reduction of goodwill as well as stock-based compensation incurred in support of the lines of business.

Reconciliation of operating segment margin to net loss before income taxes

For years ended December 31,		2006	2005
Total margin for reportable segments	#	$ 46,210	$ 501,692
Corporate and general and administrative expenses		(1,674,628)	(1,504,715)
Impairment of goodwill		(166,621)	-
Loss on disposal of assets		(6,368)	(113,995)
Loss on debt settlement		-	(425,000)
Interest and Other Expense		(237,628)	(156,352)
Financing costs		(3,606,136)	(602,741)
Change in Derivative Liabilities		1,936,311	4,080
Interest and Other Income		28,084	41,620
Net loss before income taxes		$ (3,680,776)	$ (2,255,411)

MOTIVNATION, INC.

CONSOLIATED BALANCE SHEET (Unaudited)

March 31, 2007

ASSETS
Current Assets
Cash	$ 142,580
Accounts receivable	51,370
Prepaid expenses and other current assets	61,560
Inventory	286,999
Total Current Assets	542,509

Property and equipment, net	151,924

Goodwill	166,621
Debt issuance cost, net	42,930
Other assets	110,146

TOTAL ASSETS	$ 1,014,130
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$ 231,572
Accrued liabilities	545,709
Unearned revenue	47,272
Short-term notes payable to related parties	272,101
Current portion of long-term notes payable	4,723
Current portion of capital lease obligations	4,339
Total Current Liabilities	1,105,716

Long-term debt
Long-term notes payable, excluding current portion	2,175
Convertible notes payable, net of unamortized discount of $1,648,408	295,159
Derivative liabilities	3,912,493
Total Long-Term Debt	4,209,827
Total Liabilities	5,315,543

Stockholders' Deficit
Preferred Stock, $0.001 par value; 100,000,000 shares authorized;
none issued and outstanding	-
Common Stock, $0.001 par value; 300,000,000 shares authorized;
7,045,464 shares issued and outstanding	7,046
Paid-in Capital	2,499,132
Accumulated deficit	(6,807,591)
Total Stockholders' Deficit	(4,301,413)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 1,014,130

See notes to interim unaudited consolidated financial statements

MOTIVNATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

For Three Months ended March 31,	2007	2006
Sales:		(Restated)
Sales - products	$ 212,394	$ 588
Sales - services	435,918	491,315
Total sales	648,312	491,903

Cost of sales
Cost of products	205,846	4,182
Cost of services	427,482	501,110
Total costs of sales	633,328	505,292

Gross margins	14,984	(13,389)

Operating expenses
Selling, general and administrative Expenses	274,013	312,778
Loss on disposal of assets	3,690	2,459
Total operating expenses	277,703	315,237

Operating loss	(262,719)	(328,626)

Other income(expenses)
Interest and other income	476	133
Change in derivative liabilities	5,803	1,899,113
Interest and other expense	(44,656)	(64,030)
Financing costs	(93,403)	(3,409,466)
Total other income(expenses)	(131,780)	(1,574,250)

Net loss before state franchise tax	(394,499)	(1,902,876)

State franchise tax	2,400	2,400

Net loss	$ (396,899)	$ (1,905,276)

Net loss per share-Basic and Diluted	$ (0.06)	$ (0.70)

Weighted Average Number of Shares	7,045,464	2,704,880

See notes to interim unaudited consolidated financial statements

MOTIVNATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

For Three Months ended March 31,	2007	2006
CASH FLOW FROM OPERATING ACTIVITIES		(Restated)
Net loss	$ (396,899)	$ (1,905,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,448	10,523
Loss on disposal of assets	3,690	2,459
Compensation recognized on vested shares	-	48,735
Noncash interest expense and financing costs	93,403	3,409,466
Change in derivative liabilities	(5,803)	(1,899,113)
(Increase) Decrease in:
Accounts receivable	(4,019)	(19,390)
Inventory	167,330	(61,791)
Prepaids and others	(37,268)	(41,069)
Increase (Decrease) in:
Accounts payable and accrued liabilities	136,062	26,324
Unearned revenue	11,662	(117,807)
Net cash flows used in operating activities	(21,394)	(546,939)

CASH FLOW FROM INVESTING ACTIVITIES
Proceeds received from sale of property and equipment	-	200
Purchase of property and equipment	(1,985)	-
Net cash flows provided by (used in) investing activities	(1,985)	200

CASH FLOW FROM FINANCING ACTIVITIES
Repayment on long-term debt	(11,826)	(8,439)
Net repayments to related parties	(3,000)	(28,804)
Net proceeds from convertible notes payable	-	1,678,500
Net cash flows provided by (used in )financing activities	(14,826)	1,641,257

NET INCREASE (DECREASE) IN CASH	(38,205)	1,094,518

CASH AT BEGINNING OF PERIOD	180,785	96,586

CASH AT END OF PERIOD	$ 142,580	$ 1,191,104

Supplemental Disclosure of Cash Flow Information:
Interest Paid	$ 1,474	$ 1,287
Noncash Investing and Financing Activities:
Issuance of common shares for:
Reduction of accrued liabilities	$ -	$ 150,000
Convertible notes payable	-	24,310
	$ -	$ 174,310
Issuance of warrants in connection with convertible debt	$ -	$ 1,678,507
Recorded a beneficial conversion feature	$ -	$ 3,393,635
Transfer unamortized discount to paid in capital due to debt conversion	$ -	$ 23,847
Transfer derivative liabilities to paid in capital due to debt conversion	$ -	$ 48,530

See notes to interim unaudited consolidated financial statements

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

MotivNation, Inc. (“the Company”) provides a full range of services through its business divisions that cater to the automotive, motorcycle, and armor protecting market. These services include the sale, manufacture, converting, customization, restoration, painting, repair and installation of accessories and parts. The business divisions of MotivNation are comprised of Damon’s, and TrixMotive. Damon’s is in the business of customizing motorcycles and automobiles. TrixMotive is in the business of converting automobile chassis into stretched limousines and other specialized automotives.

MotivNation was incorporated on April 26, 1946, under the laws of the State of Idaho. The Company was organized to explore for, acquire and develop mineral properties in the State of Idaho. The initial and subsequent efforts in the acquisition, exploration and development of potentially viable and commercial mineral properties were unsuccessful. The Company has since ceased its mining business.

In 2003, the Company merged into its wholly-owned Nevada subsidiary, and changed its corporate domicile from the State of Idaho to the State of Nevada. The Company also changed its name from Aberdeen Idaho Mining Company to Aberdeen Mining Company.

On May 11, 2004, the Company completed a “reverse acquisition” transaction with Damon’s Motorcycle Creations, Inc. (“DAMON”), from which the Company acquired substantially all the assets and assumed substantially all the liabilities of DAMON, in consideration for the issuance of a majority of the Company’s shares of common stock. The reverse acquisition was completed pursuant to the Asset Purchase Agreement, dated as of May 11, 2004. Concurrent with the closing of the reverse acquisition, DAMON agreed to transfer 45,000 of the 888,799 shares it acquired from the Company to a creditor in exchange for the cancellation of the trade debt and as payment for ongoing consultant services by such creditor. For accounting purposes, DAMON is the acquirer in the reverse acquisition transaction, and consequently the assets and liabilities and the historical operations reflected in the financial statements are those of DAMON and are recorded at the historical cost basis of DAMON. All shares and per share data prior to the acquisition have been restated to reflect the stock issuance as a recapitalization of DAMON. Since the reverse acquisition transaction is in substance a recapitalization of the Company and is not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying consolidated statements of operations.

Following the reverse acquisition, the Company changed its name to MotivNation, Inc.

On October 11, 2004, the Company and its wholly owned subsidiary, TrixMotive Inc. (“TrixMotive”), a Nevada corporation, entered into an Asset Purchase Agreement with Moonlight Industries, Inc., a California corporation (“MOONLIGHT”), to acquire certain assets and liabilities of MOONLIGHT in exchange for 140,000 shares of the Company’s common stock. The president of MOONLIGHT became the Secretary of TrixMotive. The Company’s president and secretary agreed to return, in the aggregate, 140,000 shares of the Company’s common stock held by them to the Company prior to the closing of this acquisition.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information: The financial information at March 31, 2007 and for the three months ended March 31, 2007 and 2006 are unaudited but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial information set forth herein, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the instructions to Form 10-QSB. Accordingly, such information does not include all of the information and footnotes required by U.S. GAAP for annual financial statements. For further information refer to the Financial Statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The results for the three months ended March 31, 2007 may not be indicative of results for the year ending December 31, 2007 or any future periods.

Principle of Consolidation and Presentation: The accompanying consolidated financial statements include the accounts of MotivNation, Inc. and its subsidiaries after elimination of all intercompany accounts and transactions. Certain prior period balances have been reclassified to conform to the current period presentation.

Use of Estimates: The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Convertible Notes Payable and Derivative Liabilities: The Company accounts for convertible notes payable and warrants in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires the conversion feature of convertible debt be separated from the host contract and presented as a derivative instrument if certain conditions are met. Emerging Issue Task Force (EITF) 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" and EITF 05-2, "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19" were also analyzed to determine whether the debt instrument is to be considered a conventional convertible debt instrument and classified in stockholders' equity. The convertible notes payable issued on November 30, 2005 and in January 2006 were evaluated and determined not conventional convertible and, therefore, because of certain terms and provisions including liquidating damages under the associated registration rights agreement the embedded conversion option was bifurcated and has been accounted for as a derivative liability instrument. The stock warrants issued in conjunction with the convertible notes payable were also evaluated and determined to be a derivative instrument and, therefore, classified as a liability on the balance sheet. The accounting guidance also requires that the conversion feature and warrants be recorded at fair value for each reporting period with changes in fair value recorded in the consolidated statements of operations.

A Black-Scholes valuation calculation was applied to both the conversion features and warrants at issuance dates and report dates. The issuance date valuation was used for the effective debt discount that these instruments represent. The debt discount is amortized over the three-year life of the debts using the effective interest method. The March 31, 2007 and 2006 valuations were used to record the fair value of these instruments at the end of the reporting period with any difference from prior period calculations reflected in the consolidated statement of operations.

Goodwill: Goodwill represents the excess of the purchase price in a business combination over the fair value of net tangible and intangible assets acquired in a business combination. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. No impairment of goodwill was recorded for three months ended March 31, 2007 and 2006.

Net Income (Loss) Per Share: Basic net income per share includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net income per share is computed by dividing net income by the weighted average number of common shares and the dilutive potential common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares and excludes dilutive potential common shares outstanding, as their effective is anti-dilutive. Dilutive potential common shares primarily consist of stock warrants, unvested common stocks and shares issuable under convertible debt.

Stock-Based Compensation: The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the EITF Issue No. 00-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

is more reliably measurable. Under the guidance in Issue 00-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

New Accounting Pronouncements: In February 2007, the Financial Accounting Standards Board (“FASB’) issued Financial Accounting Standards (“FAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS No.159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. SFAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

Restatement: The March 31, 2006 consolidated financial statements have been restated to record a beneficial conversion feature related to convertible notes payable issued by the Company in the amount of $3,393,635. The Company has also recorded an amount of $1,678,507 related to the fair value of warrants issued with the debt, which was recorded as a liability due to a registration rights agreement. The result is to record an aggregate discount on debt of $5,072,142 with any excess or $3,372,142 charged to operations. Also, the fair values of the warrants and conversion feature have been recorded at $4,019,594 at March 31, 2006, and an income for the three months ended March 31, 2006 of $1,899,133 has been recorded. In addition, the original accounting treatment for restricted stock based compensation was based upon a subjective determination of the most appropriate value of the Company’s common shares. Specifically, the Company elected to use $0.25 per share for such calculations, representing about a 75% discount of the quoted market price of $1.10 on the date of grant. Upon subsequent re-examination of the circumstances, it was determined that the use of the quoted market price was required by the EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Consequently, the calculations were revised and additional stock based compensation expense was recorded. The weighted average number of common shares used to calculate the net loss per share was also revised to exclude all unvested shares. As a result of these corrections, net loss for the three months ended March 31, 2006 has increased by $1,541,891 to $1,905,276, and net loss per share increased to $0.70 from $0.13.

Changes to the balance sheet at March 31, 2006 resulting from these corrections are as follows:

	As reported	Restated
Unamortized debt discount	$ -	$ 1,942,735
Derivative liabilities	$ -	$ 4,019,594
Paid-in Capital	$ 1,414,268	$ 2,357,451
Deferred compensation and expenses	$ (282,228)	$ 375,486
Accumulated deficit	$ (1,706,008)	$ (4,632,792)

NOTE 3 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred operating losses totaling $396,899 and $1,905,276 for three months ended March 31, 2007 and 2006, respectively. In addition, the Company has an accumulated deficit of $6,807,591 and its total liabilities exceed its total assets by $4,301,413 as of March 31, 2007. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may not have enough money to grow its business in the future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Management's plans include raising additional working capital through debt or equity financing and increasing marketing efforts to increase revenues. On January 30, 2006, the Company completed the sale of $2 million aggregate principal amount of 8% callable secured convertible notes due in 2009, and issued stock warrants purchasing up to 2.5 million shares of the Company’s common stock pursuant to a Security Purchase Agreement dated on November 30, 2005 (See Note 5 – Convertible Notes Payable and Derivative Liabilities). The ability of the Company to continue as a going concern is dependent its ability to meet its financing arrangement and the success of its future operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – BALANCE SHEET DETAILS

The following tables provide details of selected balance sheet items at March 31, 2007:

Accounts Receivable, net
Billed -
Completed jobs	$ 25,769
Unbilled -
Completed jobs	25,601
Jobs in progress	-
Subtotal	25,601
Accounts receivable, net	$ 51,370
Inventory
Painted materials	$ 65,533
Mechanical materials	30,459
Body shop materials	15,548
Vehicles	79,685
Work-in Process	95,774
Total inventory	$ 286,999
Property and Equipment, net
Automobiles	$ 19,026
Furniture and fixtures	7,114
Machinery and equipment	221,969
Office equipment	700
248,809
Less: accumulated depreciation	(96,885)
Property and Equipment, net	$ 151,924
Accrued Liabilities
Accrued payroll and related taxes	$ 231,966
Credit cards payable	11,216
Accrued vacation	14,876
Accrued interest	219,806
Others	67,845
Total accrued liabilities	$ 545,709

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE AND DERIVATIVE LIABILITIES

On January 30, 2006, the Company completed the sale of $2 million aggregate principal amount of 8% callable secured convertible notes due in 2009, and issued stock warrants purchasing up to 2.5 million shares of the Company’s common stock. Proceeds from the notes amounted to $1,903,500 after issuance costs, of which the first traunch of $300,000 (less issuance costs of $55,000 and $20,000 for prepaid officers’ life insurance) was received on November 30, 2005, the second traunch of $500,000 (less issuance costs of $6,000) was received on January 5, 2006, and the third and final traunch of $1,200,000 (less issuance costs of $15,500) was received on January 30, 2006. During the first quarter of 2006, the Company has converted $24,310 principal amount into 600,000 shares of the Company’s common stock at the request of the note holders. There was no conversion during the first quarter of 2007.

The Company filed a registration statement with the SEC on December 15, 2005 and amended the registration statement on December 30, 2005, with respect to the sale of the notes and common stock issuable upon the conversion of the notes. The issuance costs incurred in connection with the convertible notes are deferred and being amortized to interest expense over the life of each debenture traunch.

The Company is accounting for the conversion option in the debentures and the associated warrants as derivative liabilities in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock” and EITF No. 05-2, “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19.” The Company attributed beneficial conversion features to the convertible debt using the Black-Scholes Option Pricing Model. The fair value of the conversion feature has been included as a discount to debt in the accompanying balance sheet up to the proceeds received from each traunch, with any excess charged to operations. The discount is being amortized over the life of each debenture traunch using the interest method.

The following tables describe the valuation of the conversion feature of each traunch of the convertible debenture, using the Black Scholes pricing model:

	11/30/05 Traunch	1/4/06 Traunch	1/30/06 Traunch
Approximate risk free rate	4.41%	4.28%	4.47%
Average expected life	3 years	3 years	3 years
Dividend yield	0%	0%	0%
Volatility	356.33%	348.92%	342.77%
Estimated fair value of conversion feature	$599,200	$998,346	$2,395,289

The Company recorded the fair value of the conversion feature, aggregate of $3,992,835, as a discount to the convertible debt in the accompanying balance sheet up to the proceeds received from each traunch, with any excess or $1,992,835 charged to expense. Amortization expense related to the conversion feature discount for the three months ended March 31, 2007 and 2006 was $87,028 and $31,380, respectively. Remaining unamortized discount as of March 31, 2007 was $1,648,408.

The Company also granted warrants to purchase 2,500,000 shares of common stock in connection with the financing. The warrants are exercisable at $1.50 per share for a period of five years, and were fully vested. The warrants have been valued at $1,978,482 using the Black-Scholes Option Pricing Model with the following weighted-average assumptions used.

	11/30/05 Traunch	1/4/06 Traunch	1/30/06 Traunch
Approximate risk free rate	4.42%	4.28%	4.46%
Average expected life	5 years	5 years	5 years
Dividend yield	0%	0%	0%
Volatility	356.33%	348.92%	342.77%
Number of warrants granted	375,000	625,000	1,500,000
Estimated fair value of total warrants granted	$299,975	$493,692	$1,184,815

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In accordance with the EITF 00-19, the conversion feature of each convertible debenture and the stock warrants issued in conjunction with convertible debentures have been included as long-term liabilities and were originally valued at fair value at the date of issuance. As a liability, the convertible features and the stock warrants are revalued each period until and unless the debt is converted. As of March 31, 2007, the fair values of the conversion feature and the stock warrants aggregated to $3,912,493. The Company recorded a gain of $5,803 and $1,899,113 related to the change in fair value in these derivatives during the first three months ended March 31, 2007 and 2006, respectively. This amount is recorded as “Change in Derivative Liabilities” a component of other income in the accompanying consolidated statement of operations. If the debt is converted prior to maturity, the carrying value will be transferred to equity.

NOTE 6 – STOCKHOLDERS’ EQUITY

Shares for Debt Agreement

On February 2, 2006 the Board of Directors approved the issuance of 217,000 unregistered shares of common stock to the Chief Financial Officer and Secretary of the Company, and the Company entered into Shares for Debt Agreement with the CFO on the same date. The consideration received by the Company consisted of $50,000 in services rendered by the CFO during the period from January 1, 2005 through December 31, 2005, and a full release from any other claims for compensation relating to such period. The services had been accrued in prior year.

The Board has also approved the issuance of 435,000 unregistered shares of common stock to the Chief Executive Officer and Chairman of the Board of the Company, and the Company entered into Shares for Debt Agreement with the CEO on the same date. The consideration received by the Registrant consisted of $100,000 in services rendered by the CEO during the period from January 1, 2005 through December 31, 2005, and a full release from any other claims for compensation relating to such period. The services had been accrued in prior year.

The value of the shares was based on the lowest price of the last trading day from February 2, 2006 (date of grant) which was $0.23 per share as there was limited trading volume. Therefore, no gain or loss on debt settlement was recorded.

Restricted Stock Agreements

The Company recognized $48,735 in compensation during the three months ended March 31, 2006 based on the vesting conditions provided by the Restricted Stock Agreements dated February 15, 2005.

As of March 31, 2006, the remaining unvested shares under the Agreements amounted to 109,714 shares or $120,686.

NOTE 7 – NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share for the periods:

	For the three months ended March 31,
	2007	2006
Numerator:
Net Loss	$ (396,899)	$ (1,905,276)
Denominator:
Weighted Average Number of Shares	7,045,464	2,704,880

Net loss per share-Basic and Diluted	$ (0.06)	$ (0.70)

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2007, the Company has 2.5 million out-of money stock warrants excluded from diluted net loss per share computations as their exercise prices are greater than the average quarterly market price. In accordance with SFAS No. 128, “Earnings Per Share”, the Company has excluded from the calculation of diluted net loss per share approximately 3,896 shares relating to its 10% related party convertible debt that are anti-dilutive. As of March 31, 2007, depending on the stock price on the conversion date, up to maximum of 231,260,284 shares, subject to certain adjustments, may be issued upon conversion of the 8% Callable Secured Convertible Notes. For additional information, see “Note5 – Convertible Notes Payable and Derivative Liabilities.”

As the Company incurred net losses for the three months ended March 31, 2007, potential dilutive securities from stock warrants and unvested common stocks totalling 139,251 equivalent shares have been excluded from diluted net loss per share computations as their effect was deemed anti-dilutive. In accordance with SFAS No. 128, “Earnings Per Share”, the Company also has excluded from the calculation of diluted net loss per share approximately 3,587 shares relating to its 10% related party convertible debt that are anti-dilutive. As of March 31, 2007, depending on the stock price on the conversion date, up to maximum of 50,216,202 shares, subject to certain adjustments, may be issued upon conversion of the 8% Callable Secured Convertible Notes. For additional information, see “Note 5 – Convertible Notes Payable and Derivative Liabilities.”

NOTE 8 – BUSINESS AND CREDIT CONCENTRATIONS

Three customers accounted approximately $308,452 or 48.2% of the Customized Automotive segment revenues for the three months ended March 31, 2007. Two customers accounted for approximately $117,015 or 24.2% of the Customized Automotive segment revenues for the three months ended March 31, 2006. The Company has no major customer in Customized Motorcycle segment for three months ended March 31, 2007 and 2006.

The Company maintains its cash deposit accounts at commercial banks. At times, account balances may exceed federally insured limits. The Company has not experienced any losses on these accounts, and management believes the Company is not exposed to any significant risk on cash accounts.

NOTE 9 – GUARANTEES AND PRODUCT WARRANTIES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; (ii) certain real estate leases, under which the Company may be required to indemnify property owners for environmental and other liabilities, and other claims arising from the Company’s use of the applicable premises; and (iii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligations cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of March 31, 2007.

In general, Damon’s offers a five-year warranty on workmanship to original purchaser and a manufacturer’s warranty from 90 days to one year for most of its products sold. TrixMotive warrants to the first registered owner for a period of one year or twelve thousand miles from the date of original purchase, whichever comes first, that this conversion shall be free from defects in materials and workmanship, under normal use and service. The Company’s liability under this warranty is limited solely to the repair or replacement of defective parts and/or workmanship.

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the activity related to the product warranty liability during 2007 and 2006:

For Three Months ended March 31,	2007	2006
Beginning Balance	$ 8,994	$ 12,350
Provision of warranties	2,887	3,184
Payments	(2,887)	(3,184)
Ending Balance	$ 8,994	$ 12,350

NOTE 10 – LEGAL PROCEEDINGS

A former employee of Moonlight Industries filed a workers compensation claim against the Company. The former employee is alleging that he was injured during the course of his employment with Moonlight Industries. The damages claimed by the former employee do not appear to be covered by insurance. Management is responding to the case vigorously defending it as they believe the claim is frivolous and potentially fraudulent. In the opinion of the Company’s legal counsel, the likelihood of an unfavourable outcome is low.

Damon’s historically leased four (4) units space in city of Brea, California under four separate non-cancelable operating lease agreements, which expires through November 30, 2007. Damon’s currently does not occupy the spaces. In July, the landlord filed claims against Damon’s for the past due rent and charges of all units, aggregate of $19,657, and the additional amounts due pursuant to the remaining terms of the lease agreements. The obligations under the remaining terms of the lease agreements are estimated at a total of $89,086. Subsequently, Damon’s and the landlord entered into a Surrender Agreement for one unit, providing that Damon’s agreed to forfeit a security deposit of $1,568 and to pay a sum of $3,822, representing the unpaid charges and rent through the date of agreement. In return, the landlord agreed to discharge and release Damon’s from all obligations under the lease agreement of that unit.

No provision for any contingent liabilities has been made in the accompanying consolidated financial statements since management cannot predict the outcome of the claims or estimate the amount of any loss that may result. In addition, the Company has received an outside legal opinion from an attorney that states the outstanding liability is not the Company’s as the original lease was signed by the previous owners of Damon’s. However, the Company will continue to accrue the past due rent of $19,657 in the accompanying financial statements until this matter is resolved.

On December 7, 2005, a customer of TrixMotive filed a lawsuit in the Superior Court of Santa Clara County of California against TrixMotive claiming for breach of contract and warranty, intentional and negligence misrepresentation for a customized vehicle. The plaintiff seeks $98,827 in compensatory damages and other unspecified damages plus interest, attorneys’ fees and costs. The arbitrator after a hearing held on September 22, 2006 awarded that the plaintiff shall recover from the Company the price of the refrigerator and microwave which were ordered and paid for by the plaintiff but not installed in the vehicle, and that all other claims of plaintiff are denied as to the Company. The Plaintiff rejected the arbitration award on October 19, 2006. Subsequent to March 31, 2007, there was a settlement court appearance by which the Company and the Plaintiff agreed to settle the claim in the amount approximately of $2,000. Final settlement agreement is being processed. No liability was accrued as of March 31, 2007 as the settlement amount was considered insignificant.

The Company may be party to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these matters cannot be predicted with certainty, management do not believe that the outcome of any of these claims or any of the above mentioned legal matters will have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.

While the outcome of these matters is not determinable, the Company does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

MOTIVNATION, INC.

NOTES TO INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company also has short-term notes payable to the officers and a related party, aggregate of $272,101 plus related accrued interest of $30,765 as of March 31, 2007. The notes carry interest at range of 8% to 10% per annum and are unsecured.

NOTE 12 – SEGMENT INFORMATION

The Company evaluates its reporting segments in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The Chief Executive Officer has been identified as the Chief Operating Decision Maker as defined by SFAS No. 131. The Chief Executive Officer allocates resources to each segment based on their business prospects, competitive factors, net sales and operating results.

The Company currently reported two principal operating segments: (i) custom motorcycle, and (ii) custom automotive. The custom motorcycle segment provides a full range of services that cater to motorcycle enthusiast, including the sale, manufacture and installation of custom-built parts and accessories, the restoration, repair and servicing and the custom painting work. The custom automotive segment specializes in creating customized limousines to suit the tastes and needs of each individual customer.

The Company does not track its assets by operating segments. Consequently, it is not practical to show assets by operating segments.

Summarized financial information of the Company’s results by operating segment is as follows:

For Three Months ended March 31,	2007	2006
Custom Motorcycle:
Net revenue to external customers	$ 8,810	$ 8,159
Cost of revenue	29,269	11,537
Margin	$ (20,459)	$ (3,378)

Custom Automotive:
Net revenue to external customers	$ 639,502	$ 483,744
Cost of revenue	604,059	493,755
Margin	$ 35,443	$ (10,011)

Total Net Revenue to External Customers	$ 648,312	$ 491,903
Total Cost of Revenue	633,328	505,292
Total Margin	14,984	(13,389)

Intersegment Revenues:
Custom Motorcycles	$ -	$ -
Custom Automotive	-	-
Total Intersegment Revenues	$ -	$ -

Intersegment transactions are recorded at cost. The margins reported reflect only the direct controllable expenses of each line of business and do no represent the actual margins for each operating segment because they do not contain corporate and general and administrative expenses, reduction of goodwill as well as stock-based compensation incurred in support of the lines of business.

Reconciliation of operating segment margin to net loss before income taxes
For Three Months ended March 31,	2007	2006
Total margin for reportable segments	$ 14,984	$ (13,389)
Corporate and general and administrative expenses	(274,013)	(312,778)
Loss on disposal of assets	(3,690)	(2,459)
Interest and Other Expense	(44,656)	(64,030)
Financing costs	(93,403)	(3,409,466)
Change in Derivative Liabilities	5,803	1,899,113
Interest and Other Income	476	133
Net loss before income taxes	$ (394,499)	$ (1,902,876)